SEC FILE NUMBER 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAUER ENERGY, INC.                                     Nevada

(Exact Name of Issuer as specified in its charter)  (State or Other Jurisdiction of Incorporation or                                               Organization)

            3511       26-3261559

(Primary Standard Industrial Classification Code Number) (I.R.S. Employer Identification No.)

4670 Calle Carga, Unit A, Camarillo, CA, 93012-8536                     888-829-8748

(Address and telephone number of principal executive offices)

4670 Calle Carga, Unit A, Camarillo, CA, 93012-8536

(Address of principal place of business or intended principal place of business)

Frank J. Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York 10607 (914) 674-4373

(Name, address and telephone number of agent for service)

Approximate Date of Proposed Sale to the Public: From time to time after the date this registration statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 424, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[x]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1)	Amount of registration fee (3)
Common Stock, $.001 par value per share	12,479,963	$0.19	$2,371,193	$323.43

(1)

In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions. (2) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the closing market price of the Registrant’s common stock on January 25, 2013. (3) Calculated under Section 6(b) of the Securities Act of 1933.

(2)

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED FEBRUARY 25, 2013

PRELIMINARY PROSPECTUS

SAUER ENERGY, INC.

12,479,963 Shares of Common Stock

This prospectus relates to the offer and resale of up to 12,300,000 shares of our common stock, par value $0.001 per share, by the selling stockholder, Eclipse Advisors, LLC ("Eclipse"). Of such shares, 11,000,000 represent shares that Eclipse has agreed to purchase if put to it by us pursuant to the terms of the Equity Credit Agreement we entered into with Eclipse on December 14, 2012, subject to volume limitations and other limitations in the Equity Credit Agreement. Pursuant to the terms of the Equity Credit Agreement we agreed to pay Eclipse a commitment fee of $300,000 and $25,000 with respect to Eclipse’s attorneys’ fees, which was paid as of the execution date of the Equity Credit Agreement, by our issuing1,479,963shares of common stock, having a value equal to $325,000 based upon a deemed valuation equal to the volume weighted average prices of our common stock on the 5 trading days preceding such execution. Subject to the terms and conditions of the Equity Credit Agreement, which we refer to in this prospectus as the "Equity Credit Agreement," we have the right to "put," or sell, up to $15,000,000 worth of shares of our common stock to Eclipse. This arrangement is sometimes referred to as an "Equity Line." For more information on the selling stockholder, please see the section of this prospectus entitled "Selling Security Holder" beginning on page 36. We will not receive any proceeds from the resale of these shares of common stock offered by Eclipse. We will, however, receive proceeds from the sale of shares directly to Eclipse pursuant to the Equity Line. When we put an amount of shares to Eclipse, the per share purchase price that Eclipse will pay to us in respect of such put will be determined in accordance with a formula set forth in the Equity Credit Agreement. There will be no underwriter's discounts or commissions so we will receive all of the proceeds of our sale to Eclipse. The purchase price to be paid by Eclipse will be equal to 94% multiplied by the average of the three lowest volume weighted average prices of our common stock during the pricing period (the “Market Price”).  The pricing period shall be the period commencing nine trading days prior to the put date and ending three trading days following the put date. We will be entitled to put to Eclipse on each put date such number of shares of common stock as equals the lesser of: (i) $250,000; or (ii) 375% of the average of the  dollar volume on the principal trading exchange for our common stock for the 15 trading days preceding the put date; provided that the number of shares to be purchased by Eclipse shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by Eclipse, would exceed9.99% of the number of shares of our common stock outstanding. Eclipse may sell any shares offered under this prospectus at prevailing market prices or privately negotiated prices. Eclipse is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the resale of our common stock under the Equity Line. For more information, please see the section of this prospectus titled "Plan of Distribution" beginning on page 39. Our common stock became eligible for trading on the OTC Bulletin Board on August 13, 2009. Our common stock is quoted on the OTC Bulletin Board under the symbol "SENY". The closing price of our stock on January 25, 2013 was $.19. You should understand the risks associated with investing in our common stock. Before making an investment, read the "Risk Factors," which begin on page 4 of this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 25, 2013.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus before making an investment decision. Throughout thisprospectus, the terms, the "Company," "Sauer Energy,""we," "us," "our," and "our company" refer to Sauer Energy, Inc., a Nevada corporation.

   Company Overview

The Offering

Common stock

12,489,963 shares

that may be

offered by selling

stockholder

Common  stock

91,959,049 shares

currently

outstanding

Total proceeds

We will not receive any proceeds from the resale or

raised by offering

other disposition of the shares covered by this

prospectus by the selling shareholder. We will receive proceeds from the sale of shares to Eclipse. Eclipse has committed to purchase up to $15,000,000 worth of shares of our common stock over a period of time terminating on the earlier of: (i) 24 months from the effective date of the Equity Credit Agreement; or (ii) the date on which Eclipse has purchased shares of our common stock pursuant to the Equity Credit Agreement (the "Equity Line") for an aggregate maximum purchase price of $15,000,000.  The purchase price to be paid by Eclipse will be equal to 94% of the Market Price of the common stock. We will be entitled to put to Eclipse on each put date such number of shares of common stock as equals the lesser of: (i) $250,000; or (ii) 375% of the average of the  dollar volume on the principal trading exchange for our common stock for the 15 trading days preceding the put date; provided that the number of shares to be purchased by Eclipse shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by Eclipse, would exceed 9.99% of the number of shares of our common stock outstanding.

Risk Factors

There are significant risks involved in investing in our company. For a discussion of risk factors you should consider before buying our common stock, see "Risk Factors" beginning on page 4.

Company Overview

We (“the Company”) were incorporated on August 19, 2008, in the State of Nevada, under the name BCO Hydrocarbon, Ltd., for the purpose of acquiring, exploring, and if warranted and feasible, developing natural resource assets.  The Company began its business operations by executing a Farm-in Agreement providing the Company with the right to a 50.0% working interest in two Petroleum and Natural Gas Crown leases in Alberta, Canada.  On July 25, the Company acquired all of the shares of Sauer Energy, Inc., a California corporation, and has since changed its business to that of Sauer Energy, Inc.  On September 17, 2010 our majority shareholder and sole director approved a name change which was officially effected on October 15, 2010, when we became Sauer Energy, Inc.,(“SEI”) a Nevada corporation.Our California subsidiary has since been dissolved.

Our Business

Our business is described more fully under “Business” is the design, research and development of vertical axis wind turbine (VAWT) electrical generation systems for residential and commercial use.  We have not commenced production or realized revenues, but anticipate doing so with the receipt of the funds under the Equity Credit Agreement.  We have not generated any revenue and have incurred losses of $(1,366,199) in the fiscal year ended August 31, 2012; $(102,783) in the fiscal year ended August 31, 2011, and $(1,639,305) since our inception on August 7, 2008.

The opinion of our independent auditors for the fiscal years ended August 31, 2012 and August 31, 2011,  is qualified subject to substantial doubt as to our ability as a going concern. If we are in fact unable to continue as a going concern, you may lose your entire investment.

Our principal executive offices are located at 4670 Calle Carga, Unit A, Camarillo, CA, 93012-8536 and our telephone number is 888-829-8748.

RISK FACTORS

Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should carefully consider the risks described below, the other information in this prospectus when evaluating our company and our business. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

RISKS RELATED TO OUR BUSINESS

We have a history of losses.

We are in a pre-expansion stage, have never realized any revenue and have a history of losses.  We not generated any revenue and have incurred losses of $(1,366,199) in the fiscal year ended August 31, 2012; $(102,783) in the fiscal year ended August 31, 2011, and $(1,639,305) since our inception on August 7, 2008.  If we continue incurring losses and fail to achieve profitability, we may have to cease our operations.  Unless we bring our products to market and realize revenues from their sale, shareholders are likely to lose their entire investment.

 We do not have sufficient cash on hand.

 As at November 30, 2012, we had $58,791 cash on hand.  These cash resources are not sufficient for us to execute our business plan.  If we do not generate sufficient cash from our intended financing activities and sales, we will be unable to continue our operations.  We estimate that within the next 12 months we will need $5,000,000 in cash from either investors or operations.  While we intend to engage in several equity or debt financings there is no assurance that these will actually occur.  Nor can we assure our shareholders that we will not be required to obtain additional financing on terms that are dilutive of their interests.  During fiscal 2012 we conducted an offering of our common stock under Regulation D which yielded proceeds of approximately $893,722.  We recognize that if we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations.

We may not be able to continue our business as a going concern.

If we are unable to continue as a going concern, you may lose your entire investment. The report of our independent auditors for the fiscal years ended August 31, 2012, and August 31, 2011, is qualified subject to substantial doubt as to our ability as a going concern. As discussed in Notes 1 and 3 to our financial statements for the fiscal year August 31, 2012, we have experienced operating losses over the past two years resulting in an accumulated deficit. If we are unable to continue as a going concern, you may lose your entire investment. If we are unable to secure additional financing, our business may fail or our operating results and our stock price may be materially adversely affected.

If we are not able to raise enough funds through the Equity Line or other sources, we may not be able to successfully develop and market our products and our business may fail.

The Company's cash on hand at November 30, 2012 was $58,791. We have generated no revenue from operations. We do not have any commitments for financing other than the Equity Line, and we will need additional financing to meet our obligations and to continue our business. Although we plan to raise funds through the Equity Line, due to the conditions of the Equity Line we cannot guarantee that we will be able to raise money through the use of the Equity Line or that we will be able to utilize the full Equity Line.

As we raise additional capital, shareholders' percentage ownership interest will likely be reduced.

The raising of additional financing would in all likelihood result in dilution or reduction in the value of our securities. If we issue additional stock in accordance with the Equity Line (up to 11,000,000 shares), common shareholders' ownership interest will be reduced. We have recently raised money from the sale of convertible notes that contain a conversion feature with a discount to market. Such a discount will have a dilutive effect on our current shareholders as well.

If we are unable to continue to retain the services of Dieter Sauer, Jr. or if we are unable to successfully recruit qualified managerial and company personnel having experience in the small wind turbine industry, we may not be able to continue operations.

Our success depends to a significant extent upon the continued services of Dieter Sauer, Jr. our CEO and President. The loss of the services of Mr. Sauer could have a material adverse effect on our growth, revenues, and prospective business. Mr. Sauer will enter into an employment agreement with us requiring him to devote substantially all of his time to us but, to date, has not done so. We do not have a “key person” life insurance policy on Mr. Sauer. Additionally, there are a limited number of qualified technical personnel with significant experience in the design, development, manufacture, and sale of our wind turbines, and we may face challenges hiring and retaining these types of employees.

In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and company personnel having experience in the small wind turbine business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

We have no independent audit committee nor do we have an audit committee financial expert at this time.

Our full board of directors functions as our audit committee. This may hinder our board of directors' effectiveness in fulfilling the functions of the audit committee. Currently, we have no independent audit committee nor do we have an audit committee financial expert at this time. Our full board of directors functions as our audit committee and is comprised of four directors, two of whom are not considered to be "independent" in accordance with the requirements of Rule 10A-3 under the Exchange Act. An independent audit committee plays a crucial role in the corporate governance process, assessing our company's processes relating to our risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the committee's responsibilities without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised. In addition, the director on our board of directors is not considered to be a "financial expert" in that he does not have the education or experience of being a chief financial officer.

If we are unable to successfully achieve broad market acceptance of our systems, we may not be able to generate enough revenues in the future to achieve or sustain profitability.

  We are dependent on the successful commercialization of our systems.  The market for small wind turbines is at an early stage of development.  The market for our systems is unproven.  The technology may not gain adequate commercial acceptance or success for our business plan to succeed.

If we cannot establish and maintain relationships with distributors, we may not be able to increase revenues.

In order to increase our revenues and successfully commercialize our systems, we must establish and maintain relationships with various third party distributors.  We currently do not have any signed distribution agreements.

If we cannot assemble a large number of our systems, we may not meet anticipated market demand or we may not meet our product commercialization schedule.

To be successful, we will have to assemble our systems in large quantities at acceptable costs while preserving high product quality and reliability.  If we cannot maintain high product quality on a large scale, our business will be adversely affected.  We may encounter difficulties in scaling up production of our systems, including problems with the supply of key components. Even if we are successful in developing our assembly capability, we do not know whether we will do so in time to meet our product commercialization schedule or satisfy the requirements of our customers.  In addition, product enhancements need to be implemented to various components of the platform to provide better overall quality and uptime in high wind regimes.  The implementation of the enhancements to our system may also delay significant production by requiring additional manufacturing changes and technical support to facilitate the manufacturing process.

If we experience quality control problems or supplier shortages from component suppliers, our revenues and profit margins may suffer.

We do not plan to manufacture our wind turbine systems ourselves, but plan to outsource this part of our business.  Our dependence on third-party suppliers for components of our turbine systems involves several risks, including limited control over pricing, availability of materials, quality and delivery schedules.  Any quality control problems or interruptions in supply with respect to one or more components or increases in component costs could materially adversely affect our customer relationships, revenues and profit margins.

Technological advances could render our VAWT products uncompetitive.

While management believes that our current and proposed designs are sufficiently advanced to be commercially successful, we cannot assure you that any competitor will not design a superior product with which we cannot compete or that other energy production sources may not in the future prove superior to wind power generation.  Those events could substantially harm our operations.

 `

Any future international expansion will subject us to risks associated with international operations that could increase our costs and decrease our profit margins.

International operations are subject to several inherent risks that could increase our costs and decrease our profit margins including:

·	changes in foreign currency exchange rates;
·	changes in a specific country’s economic conditions;
·	trade protective measures and import or export requirements or other restrictive actions by foreign governments; and
·	changes in tax laws.

If we determine to seek sales or contract for manufacturing outside the United States, we will be subject to these risks.  However, we plan to be in a strong financial position before we would attempt to do so.

If we cannot effectively manage our internal growth, our business prospects, revenues and profit margins may suffer.

If we fail to effectively manage our internal growth in a manner that minimizes strains on our resources, we could experience disruptions in our operations and ultimately be unable to generate revenues or profits.  We expect that we will need to significantly expand our operations to successfully implement our business strategy.  As we add marketing, sales and build our infrastructure, we expect that our operating expenses and capital requirements will increase.  To effectively manage our growth, we must continue to expend funds to improve our operational, financial and management controls, and our reporting systems and procedures.  In addition, we must effectively expand, train and manage our employee base.  If we fail in our efforts to manage our internal growth, our prospects, revenue and profit margins may suffer.

Our technology competes against other small wind turbine technologies.  Competition in our market may result in pricing pressures, reduced margins or the inability of our systems to achieve market acceptance.

We compete against several companies seeking to address the small wind turbine market.  We may be unable to compete successfully against our current and potential competitors, which may result in price reductions, reduced margins and the inability to achieve market acceptance.  The current level of market penetration for small wind turbines is relatively low and as the market increases, we expect competition to grow significantly.  Our competition may have significantly more capital than we do and as a result, they may be able to devote greater resources to take advantage of acquisition or other opportunities more readily.

Our inability to protect our patents and proprietary rights in the United States and foreign countries could materially adversely affect our business prospects and competitive position.

Our vertical axis wind turbine designs are protected by multiple patents.  However, the grant of a patent does not ensure against the possibility that our patent will not be found to infringe upon patents or other intellectual property rights held by others, nor does the grant of a patent ensure that the patent will provide meaningful protection against potential or actual infringers by others.

If we encounter unforeseen problems with our current technology offering, it may inhibit our sales and early adoption of our product.

We are in the process of setting a certification standard through extensive computer fluid dynamic testing and actual field testing to curb anomalies related to manufacturing before we finalize our process.  We do not anticipate negative results based on our preliminary results.  We are at a stage in development that we can perfect our design prior to going into production.

We are a technology development company and are in a production phase where we may encounter difficulties that we did not anticipate.  Unforeseen problems relating to manufacture of the units or their operating effectively in the field could have a negative impact on adoption, future shipments and our operating results.

We are to establish and maintain required disclosure controls and procedures and internal controls over financial reporting and to meet the public reporting and the financial requirements for our business.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because we have limited resources, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and disclosure controls and procedures. In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, or our independent registered public accounting firm is not expressly reporting on our internal controls and the lack of such report on such assessment, may cause investor confidence and share value may be negatively impacted.  We currently do not have a sufficient number of management employees to establish adequate controls and procedures.

Our officers have limited experience in managing a public company.

Our present officers have no experience in managing a public company prior to our acquiring our present operations in 2010 and we do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Control by Management

As of the date of this prospectus we are effectively controlled by management, specifically Dieter Sauer, Jr., our CEO and director, who owns 39,812,500 shares or 43.3% of our 91,959,049 issued and outstanding shares of common stock.  All of our officers and directors as a group control 39,852,500 shares or 43.3%. Accordingly, they will be able to elect our board of directors and control our corporate affairs for the foreseeable future.

Risks Related to Common Stock

The large number of shares eligible for immediate and future sales may depress the price of our stock.

As of the date of this prospectus we have 91,959,049 shares of common stock outstanding. 35,868,540 shares are “free trading” and may serve to overhang the market and depress the price of our common stock.

There is currently a limited public market for our common stock.  Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares.

Our common stock trades on the OTCBB under the Symbol SENY.  There has been a limited public market for our common stock and an active public market for our common stock may not develop.  Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or recover any part of your investment in us.  Even if a market for our common stock does develop, the market price of our common stock may be highly volatile.  In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

“Penny Stock” rules may make buying or selling our common stock difficult.

Limitations upon Broker-Dealers Effecting Transactions in "Penny Stocks"

Trading in our common stock is subject to material limitations as a consequence of regulations which limit the activities of broker-dealers effecting transactions in "penny stocks."  Pursuant to Rule 3a51-1 under the Exchange Act, our common stock is a "penny stock" because it (i) is not listed on any national securities exchange or The NASDAQ Stock Market™, (ii) has a market price of less than $5.00 per share, and (iii) its issuer (the Company) has net tangible assets less than $2,000,000 (if the issuer has been in business for at least three (3) years) or $5,000,000 (if the issuer has been in business for less than three (3) years).

Rule 15g-9 promulgated under the Exchange Act imposes limitations upon trading activities on "penny stocks", which makes selling our common stock more difficult compared to selling securities which are not "penny stocks."  Rule 15a-9 restricts the solicitation of sales of "penny stocks" by broker-dealers unless the broker first (i) obtains from the purchaser information concerning his financial situation, investment experience and investment objectives, (ii) reasonably determines that the purchaser has sufficient knowledge and experience in financial matters that the person is capable of evaluating the risks of investing in "penny stocks", and (iii) delivers and receives back from the purchaser a manually signed written statement acknowledging the purchaser's investment experience and financial sophistication.

Rules 15g-2 through 15g-6 promulgated under the Exchange Act require broker-dealers who engage in transactions in "penny stocks" first to provide their customers with a series of disclosures and documents, including (i) a standardized risk disclosure document identifying the risks inherent in investing in "penny stocks", (ii) all compensation received by the broker-dealer in connection with the transaction, (iii) current quotation prices and other relevant market data, and (iv) monthly account statements reflecting the fair market value of the securities.

There can be no assurance that any broker-dealer which initiates quotations for the Common Stock will continue to do so, and the loss of any such broker-dealer likely would have a material adverse effect on the market price of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because our common stock is deemed a low-priced "penny stock," it will be cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid and negatively affect the price of our stock.

We will be subject to certain provisions of the Securities Exchange Act of 1934 (the "Exchange Act"), commonly referred to as the "penny stock" rules as defined in Rule 3a51-1. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Since our stock is deemed to be a penny stock, trading is subject to additional sales practice requirements of broker-dealers. These require a broker-dealer to:

Deliver to the customer, and obtain a written receipt for, a disclosure document;

Disclose certain price information about the stock;

Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

Send monthly statements to customers with market and price information about the penny stock; and

In some circumstances, approve the purchaser's account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules and FINRA rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

Shares Eligible for Future Sale

The sale of a substantial number of shares of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock.  In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate.  If and when this registration statement becomes effective and we become subject to the reporting requirements of the Exchange Act, we might elect to adopt a stock option plan and file a registration statement under the Securities Act registering the shares of common stock reserved for issuance there under.  Following the effectiveness of any such registration statement, the shares of common stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

The sale of shares of our common stock which are not registered under the Securities Act, known as “restricted” shares, typically are effected under Rule 144.  As of the date of this prospectus we have outstanding an aggregate of 91,959,049 shares of restricted common stock.  All of our shares of common stock might be sold under Rule 144. No prediction can be made as to the effect, if any, that future sales of “restricted” shares of our common stock, or the availability of such shares for future sale, will have on the market price of our common stock or our ability to raise capital through an offering of our equity securities.

The sale of a substantial number of shares of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock.  In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate.  If and when this registration statement becomes effective and we become subject to the reporting requirements of the Exchange Act, we might elect to adopt a stock option plan and file a registration statement under the Securities Act registering the shares of common stock reserved for issuance thereunder.  Following the effectiveness of any such registration statement, the shares of common stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

No Dividends

We never have paid any dividends on our common stock and we do not intend to pay any dividends in the foreseeable future.

Future issuances of common shares may be adversely affected by the Equity Line.

The market price of our common stock could decline as a result of issuances and sales by us, including pursuant to the Equity Credit Agreement, or sales by our existing shareholders, of common stock, or the perception that these issuances and sales could occur. Sales by our shareholders might also make it more difficult for us to issue and sell common stock at a time and price that we deem appropriate. It is likely that the sale of shares by Eclipse will depress the market price of our common stock.

Draw downs under the Equity Line may cause dilution to existing shareholders.

Eclipse has committed to purchase up to $15,000,000 worth of shares of our common stock. From time to time during the term of the Equity Line, and at our sole discretion, we may present Eclipse with a put notice requiring Eclipse to purchase shares of our common stock. The purchase price to be paid by Eclipse will be 94% of the Market Price of our common stock.  We will be entitled to put to Eclipse on each put date such number of shares of common stock as equals the lesser of: (i) $250,000; or (ii) 375% of the average of the  dollar volume on the principal trading exchange for our common stock for the 15 trading days preceding the put date; provided that the number of shares to be purchased by Eclipse shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by Eclipse, would exceed 9.99% of the number of shares of our common stock outstanding. As a result, our existing shareholders will experience immediate dilution upon the purchase of any of the shares by Eclipse. The issue and sale of the shares under the Equity Credit Agreement may also have an adverse effect on the market price of the common shares. Eclipse may resell some, if not all, of the shares that we issue to it under the Equity Credit Agreement and such sales could cause the market price of the common stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to Eclipse in exchange for each dollar of the put amount. Under these circumstances, the existing shareholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Eclipse, and because our existing stockholders may disagree with a decision to sell shares to Eclipse at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price. If we draw down amounts under the Equity Line when our share price is decreasing, we will need to issue more shares to raise the same amount of funding. There is no guarantee that we will satisfy the conditions to the Equity Credit Agreement. Although the Equity Credit Agreement provides that we can require Eclipse to purchase, at our discretion, up to $15,000,000 worth of shares of our common stock in the aggregate, there can be no assurances that we will be able to satisfy the closing conditions applicable for each put. If we fail to satisfy the applicable closing conditions, we will not be able to sell the put shares to Eclipse. There is no guarantee that we will be able to fully utilize the Equity Line.

The actual number of shares we will issue in any particular put or in total under the Equity Credit Agreement is uncertain.

Subject to certain limitations in the Equity Credit Agreement, we have the discretion to give a put notice at any time throughout the term. The number of shares we must issue after giving a put notice will fluctuate based on the market price of the common shares during the put pricing period. Eclipse will receive more shares if the market price of our common stock declines. Since the price per share of each put share will fluctuate based on the market price of our common stock during the put pricing period, the actual amount Eclipse will pay for the put shares included in any particular put will decrease if the market price of our common stock declines.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holder pursuant to this prospectus. All proceeds from the sale of the shares will be for the account of the selling security holder.

We have agreed to bear the expenses relating to the registration of the shares for the selling security holder. We anticipate receiving proceeds from any "puts" tendered to Eclipse under the Equity Line. Such proceeds from the Equity Line are intended to be used approximately as follows: to fund our manufacturing expansion, research and development, marketing, advertising, distribution efforts, technology development, product line expansion and enhancement and working capital needs.

DETERMINATION OF OFFERING PRICE

The offering price for the shares sold to Eclipse under the put will equal 94% of the Market Price of our common stock on the date the purchase price is calculated. To the extent that the disparity between the offering price and market price of the common stock is material, such disparity was determined by us to be fair in consideration of Eclipse establishing a line of credit to facilitate our ongoing operations.

Equity Credit Agreement

We entered into the Equity Credit Agreement with Eclipse on December 14, 2012. Pursuant to the Equity Credit Agreement, Eclipse committed to purchase up to $15,000,000 worth of our common stock, over a period of time terminating on the earlier of: (i) 24 months from the date of the agreement; or (ii) the date on which Eclipse has purchase shares of our common stock pursuant to the Equity Credit Agreement for an aggregate maximum purchase price of $15,000,000; such commitment is subject to certain conditions, including limitations based on the trading volume of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Credit Agreement. The purchase price to be paid by Eclipse will be 94% of the Market Price of our common stock.  We will be entitled to put to Eclipse on each put date such number of shares of common stock as equals the lesser of: (i) $250,000; or (ii) 375% of the average of the dollar volume on the principal trading exchange for our common stock for the 15 trading days preceding the put date; provided that the number of shares to be purchased by Eclipse shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by Eclipse, would exceed 9.99% of the number of shares of our common stock outstanding.The Equity Credit Agreement provides for payment by us of liquidated damages if we do not issue shares of our common stock to Eclipse within five days of the closing date of a put. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During such time, we are not entitled to deliver another put notice. There are circumstances under which we will not be entitled to put shares to Eclipse, including the following:

we will not be entitled to put shares to Eclipse unless there is an effective registration statement under the Securities Act of 1933, as amended (the

"Securities Act"), to cover the resale of the shares by Eclipse;

we will not be entitled to put shares to Eclipse unless our common stock continues to be quoted on the OTC-BB and has not been suspended from trading;

we will not be entitled to put shares to Eclipse  if an injunction shall have been issued and remain in force against us, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares to Eclipse;

we will not be entitled to put shares to Eclipse if we have not complied with our obligations and are otherwise in breach of or in default under, the Equity Credit Agreement, our registration rights agreement with Eclipse (the "Registration Rights Agreement") or any other agreement executed in connection therewith with Eclipse; and

we will not be entitled to put shares to Eclipse to the extent that such shares would cause Eclipse's beneficial ownership to exceed 9.99% of our outstanding shares.

The Equity Credit Agreement further provides that Eclipse is entitled to customary indemnification from us for any losses or liabilities it suffers as a result of any material misrepresentation, breach of warranty or non-fulfillment of or a failure to perform any material covenant or agreement contained in the Equity Credit Agreement. The Equity Credit Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Equity Credit Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Equity Credit Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Pursuant to the terms of the Equity Credit Agreement we agreed to pay Eclipse a commitment fee of $300,000 and $25,000 with respect to Eclipse’s attorneys’ fees.  As of the execution date of the Equity Credit Agreement, we issued 1,479,963 shares of common stock, having a value equal to $325,000 based upon a deemed valuation equal to the  lowest volume weighted average price during the 5 trading days preceding such execution.  Such shares are included in the Registration Statement of which this prospectus forms a part.

Dilutive Effects

Under the Equity Credit Agreement, the purchase price of the shares to be sold to Eclipse will be at a price equal to 94% of the Market Price of our common stock. The table below illustrates an issuance of shares of common stock to Eclipse under the Equity Credit Agreement for a hypothetical draw down amount of $250,000 at an assumed Market Priceof $0.25.

		Number of
Draw Down	Price to be Paid by	Shares
Amount	Eclipse	to be Issued
$250,000	$0.235	1,063,830

By comparison, if the Market Priceof our common stock was $0.20, the number of shares that we would be required to issue in order to have the same draw down amount of $250,000 would be greater, as shown by the following table:

Draw Down	Price to be Paid by	Number of Shares
Amount	Eclipse	to be Issued
$250,000	$0.188	1,329,787

Accordingly, there would be dilution of an additional 265,957 shares issued due to the lower stock price of $0.20 per share. In effect, if we are interested in receiving a fixed funding amount, a lower price per share of our common stock means a higher number of shares to be issued to Eclipse in order to receive that fixed funding amount, which equates to greater dilution of existing stockholders. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Eclipse, and because our existing stockholders may disagree with a decision to sell shares to Eclipse at a time when our stock price is low, and may in response decide to sell additional numbers of shares, further decreasing our stock price.

The actual number of shares that will be issued to Eclipse under the Equity Line will depend upon the market price of our common stock at the time of our puts to Eclipse.

Likelihood of Accessing the Full Amount of the Equity Line

Notwithstanding that the Equity Line is in an amount of $15,000,000, the likelihood that we would access the full $15,000,000 is low. This is due to several factors including the fact that the Equity Line's share volume limitations will limit our use of the Equity Line and the market price may increase and thus fewer shares will need to be issued.

We determined to register in this registration statement a total of 11,000,000 shares, which represent less than one-third of our public float (after subtracting the holdings of insiders and controlling shareholders).

BUSINESS

Organizational History

Business Development:

We (“the Company”) were incorporated on August 19, 2008, in the State of Nevada, under the name BCO Hydrocarbon, Ltd., for the purpose of acquiring, exploring, and if warranted and feasible, developing natural resource assets.  The Company began its business operations by executing a Farm-in Agreement providing the Company with the right to a 50.0% working interest in two Petroleum and Natural Gas Crown leases in Alberta, Canada.  On July 25, the Company acquired all of the shares of Sauer Energy, Inc., a California corporation, and has since changed its business to that of Sauer Energy, Inc.  On September 17, 2010, our majority shareholder and sole director approved a name change which was officially effected on October 15, 2010, when we became Sauer Energy, Inc., (“SEI”) a Nevada corporation.

Prior Operations:

The Company operated in the oil and gas industry and maintained a right to operate and a right to explore on two Crown Petroleum and Natural Gas Leases in the Province of Alberta through.  The leases were for 640 gross acres or 320 net acres. The Company planned to appoint, Unitech as the operator, but Unitech advised the Company that the commodity price of gas was too low to consider undertaking any exploration activities.  Based on that advice, the Company determined not to undertake any exploration activities on the leases until such time as the price of gas improved.  We were required under the terms of our farm-in agreement to expend a total of $25,000 prior to January 10, 2010, however, based on the advice from our proposed operator, we were able to negotiate an extension of that commitment until gas prices should improve sufficiently to make exploration development activities advisable.  After July 25, 2010, we were able to dispose of our interests in these Crown Petroleum Natural Gas Leases without further liability to us.  Due to the limited prospects of its proposed oil and gas activities, the Company sought other acquisition activities and these efforts led to the acquisition of Sauer Energy, Inc. on July 25, 2010.

Prior Planned Principal Products or Services and Their Markets:

Our principal products were intended to be petroleum and natural gas and any related saleable by-products.  Our initial market was to be the Province of Alberta.  We never had any salable oil and gas production or products.

Prior Planned Distribution Methods of the Products or Services:

Once we had oil and gas production, we would have relied on the operator of our oil and gas wells to distribute any oil and gas and saleable by-products.

Competitive Business Conditions and Our Competitive Position In Our Prior

The Industry and Methods of Competition:

In our former line of business our competition came from other oil and gas companies that were acquiring oil and gas assets that we contemplated acquiring due to its investment potential and capital expenditure.  The sources and availability of acquiring oil and gas assets was contingent on our ability to finance opportunities as they became available.  Since our financial resources were severely limited during the period we were engaged in the oil and gas business, we were at a distinct disadvantage when competing against companies with significant financing ability and significant asset backed financing.

Dependence On One Or A Few Major Customers:

We never produced any oil or gas and therefore had no customers.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, Including Duration:

There were no inherent factors or circumstances associated with the oil and gas industry that would give cause for any patent, trademark or license infringements or violations.  We had not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

We did not hold any intellectual property related to our prior operations.

Need For Any Government Approval of Principal Products or Services:

We never had any production, however, our operator was required to have government approvals for all drilling and production activities undertaken in the Province of Alberta and thus, if we had continued in the oil and gas business, we would have been required to ensure that all approvals were granted and complied with. We cannot ascertain what the associated costs might have been.

Effects of Existing or Probable Government Regulations on our Prior Business:

In Canada, producers of oil negotiate sales contracts directly with oil purchasers, with the result that the market determines the price of oil.  The price depends in part on oil quality, prices of competing fuels, distance to market, the value of refined products and the supply/demand balance.  Oil exports may be made pursuant to export contracts with terms not exceeding 1 year in the case of light crude, and not exceeding 2 years in the case of heavy crude, provided that an order approving any such export has been obtained from the National Energy Board of Canada (“NEB”).  Any oil export to be made pursuant to a contract of longer duration (to a maximum of twenty-five (25) years) requires an exporter to obtain an export license from the NEB and the issuance of such a license requires the approval of the Governor in Council.

In Canada, the price of natural gas sold in interprovincial and international trade is determined by negotiation between buyers and sellers.  Natural gas exported from Canada is subject to regulation by the NEB and the Government of Canada.  Exporters are free to negotiate prices and other terms with purchasers, provided that the export contracts continue to meet certain criteria prescribed by the NEB and the Government of Canada.  Natural gas exports for a term of less than two years or for a term of 2 to 20 years (in quantities no greater than 30,000 m3/day) must be made pursuant to an NEB order.  Any natural gas export to be made pursuant to a contract of longer duration (to a maximum of 25 years) or of a larger quantity requires an exporter to obtain an export license from the NEB and the issuance of such a license requires the approval of the Governor in Council.

The Government of Alberta also regulates the volume of natural gas which may be removed from the province for consumption elsewhere based on such factors as reserve availability, transportation arrangements and market considerations.

The Government of Alberta regulates the royalty percent from Crown mineral leases for petroleum, natural gas and hydrocarbon by-products.

Research and Development Activities and Costs:

We did not incur any research and development costs in our prior business.

Costs and Effects of Compliance with Environmental Laws:

Our oil and gas earned working interest rights would have been subject to numerous federal, provincial and municipal laws and regulations relating to environmental protection from the time oil and gas projects commence until lease sites are abandoned, restored and reclaimed.  These laws and regulations govern, among other things, the amounts and types of substances and materials that may be released into the environment, the issuance of permits in connection with exploration, drilling and production activities, the release of emissions into the atmosphere, the discharge and disposition of generated waste materials, offshore oil and gas operations, the abandonment, reclamation and restoration of wells and facility sites and the remediation of contaminated sites.  In addition, these laws and regulations may impose substantial liabilities for the failure to comply with them or for any contamination resulting from the operations associated with our assets.  Laws and regulations protecting the environment have become more stringent in recent years, and may in certain circumstances impose “strict liability,” rendering a person liable for environmental damage without regard to negligence or fault on the part of such person.  Such laws and regulations may expose us to liability for the conduct of or conditions caused by others, or for our acts which were in compliance with all applicable laws at the time such acts were performed.  The application of these requirements or the adoption of new requirements could have a material adverse effect on our financial position and results of operations.

Employees:

We did not have employees in our prior operations, but relied on consultants as required and then management, being the directors and officers, to direct our business.  Should we have found an oil and gas property or properties of merit which would require an operator, we would have needed to hire additional staff for operations.

Acquisition of Sauer Energy, Inc. and Related Matters

On July 25, 2010, the Company, Malcolm Albery, its president and sole director (“MA”) and Dieter Sauer, Jr. (“DS”) completed a closing (the “Closing”) under an Agreement and Plan of Reorganization, dated as of June 23, 2010 (the “Agreement”).  The Agreement, provided: (a) for the purchase by DS of all of the 39,812,500 shares of the Company owned by MA for $55,200.00; (b) the contribution by DS of all of the shares of Sauer Energy, Inc., a California corporation to the Company; (c) the assignment of certain patent rights related to wind turbine technology held by DS to the Company; and (d) the election of DS to the Company’s board of directors.  In connection with the Closing, Mr. Sauer was elected President and CEO of the Company and two former shareholders of the Company agreed to (i) indemnify the Company against any claims resulting from breaches of representations and warranties by the Company in the Agreement; (ii) to acquire and cause to be returned for cancellation an aggregate of 68,067,500 shares of the Company’s common Stock, including all of the shares owned by former officer and director Daniel Brooks and; (3) assume all of the Company’s obligations in connection with certain oil and gas leases in Canada.

Due to his acquisition of 39,812,500 shares in connection with the Closing and the return for cancellation of 68,067,500 shares, upon the consummation of the closing under the Agreement, Dieter Sauer, Jr. owned approximately 51.6% of the Company’s issued and outstanding shares.

When acquired by BCO in 2010, Sauer Energy, Inc., a California corporation, whose business is described more fully below, was a development stage California corporation formed in 2008 engaged in the design, research and development of vertical axis wind turbine (VAWT) systems.  Sauer Energy, Inc., a California corporation, has been wound down and dissolved as of August, 2012.  The surviving entity is Sauer Energy, Inc., (“SEI”), a Nevada corporation.

Management believes that SEI’s VAWT’s innovative design and utility makes it highly efficient and cost effective to own and operate.  The initial WindCharger™ brand units to be sold will be sold as a kit for roof mounting on a typical house or small building. The multi-patented design includes air disrupters on the drag side to reduce friction, the inside of the blade has air strakes that funnel the air flow through the air jets to propel the next blade.  These and more, contribute to the success of the WindCharger™.

Growing energy demand, limited availability of non-renewable fossil fuels, heightened climate change concerns and volatile oil and gas prices have all contributed to the increased demand for renewable energy by individuals, businesses, government and non-government organizations worldwide.

Sauer Energy® is a renewable energy company engaged in the design, manufacture and sale of small wind turbines that generate 1.5 kW to 4.5 kW of clean energy to power residential and commercial customers.  We promote energy independence through the use of wind power, an abundant, never ending, renewable, emissions-free energy source that can be captured in small and large scale applications.

We are also focused on the development of products and technologies that promote transparency and accountability.

Sauer Energy® developed a multi-faceted growth strategy that takes advantage of the company’s expertise in engineering, manufacturing, distribution, marketing and branding.  The key focus factors for the future:

·  To become a revenue and profit based operation

·  Expansion and development of product portfolio

·  A two-tiered sales approach with intensive marketing strategy to targeted customer base.

·  Maintaining a cost-effective approach with each vertical market

·  Expansion from domestic to global markets

·  For SENY stock to move to higher trading platform, e.g. NASDAQ, AMEX, etc

Proof of Concept

To validate the performance of the WindCharger™, Sauer Energy® has completed the proof-of-concept by conducting various wind tunnel tests.  Executed quantitative evaluation took place at University of Washington Aeronautical Laboratory, Kirsten Wind Tunnel, in Seattle, Washington.  Successful data was extracted and validated with regard to design and efficiency.

WindCharger™ brand wind turbine technology is aerodynamically designed for optimum efficient in its class.  Based upon the Savonius principle, designed with concave and convex blades, it is poised to offer effective returns on capital and investment.

To further demonstrate the capabilities of the WindCharger™, the SEI is evaluating its turbines in real world situations and conditions.  With its revolutionary design and multiple features, the WindCharger™ is able to effectively capture and utilize low wind, while minimizing noise with virtually no vibration.  It is also bird friendly.  WindCharger™ has a life expectancy of decades due to its high quality and SEI offers a 10 year warranty.

Business Model

Sauer Energy’s business model is straight-forward as it had substantially planned most of the manufacturing functions to be done within its corporate headquarters.  The control factor on cost and labor will be to the company’s advantage.  The Company’s vendor manufacturers are expected to be ISO 9000 Certified.  SEI will maintain quality control, assembly, testing, shipping and handling as orders flow in.

Corporate Expansion

On May 11, 2012, we purchased 100% of the assets of Helix Wind Corporation (“Helix”).  This acquisition was made with SENY common shares.  There was no liability, obligation or debt incurred in the process.  Through the purchase, we enhanced our intellectual property portfolio list with all of Helix’s intellectual property, including issued patents and patents pending, both domestically and internationally.  It is our intention to produce the Helix turbines in-house.  We believe that our business plan will be strengthened and this union will create long term synergy as one company.  The Helix products are expected to produce an additional stream of income for SEI. With sales in 17 countries, we have reason to believe Helix’s popularity will not wane.  To date, we have received inquiries totaling over $21M if they resulted in sales.  (UPDATE)

We are in the process of settling into our new location in Camarillo, CA.  It has been a major undertaking and the consolidation has incorporated all functions of Sauer Energy® and Helix together.  This location is the new Sauer headquarters.  The achievement of this milestone will enable both WindCharger™ and Helix turbines to be manufactured here in the United States.  Helix turbines were originally manufactured in China, and the decision to manufacture them in-house will add employment opportunities within the USA.

Intellectual Property

Sauer Energy® currently holds what it believes is a sufficient list of intellectual property to protect its proposed operations.  Sauer Energy® regards its patents, proprietary technologies, intellectual property, trademarks, domains and copyrights as essential components to its success and branding.

SEI has been issued a design patent, No D597,028 granted July 29, 2009, a utility patent, No 7,798,766,  granted September 21, 2010, and a design patent, No D638,358, granted May 24, 2011, for a vertical axis wind turbine that is designed to be reliable, efficient and inexpensive through the process of which was started before the acquisition.  In addition, SEI is in process for several patents pending, domestically and internationally, and trademarks at the present time.

Resulting from the Helix Wind® asset purchase, SEI, acquired a utility patent, No 7,984,110, granted May 24, 2011, and a utility patent, No 8,084,881, granted December 27, 2011, for a vertical axis wind turbine that is designed to be pole mounted.  SEI is continuing the patent process on behalf of the Helix design for several domestic and international patents.

Current Operations and Development Plan

The WindCharger™ has several important features and benefits including aesthetic design and appeal, performance, longevity, pricing for performance payback and customer/distributor support.

Sauer Energy® believes that it is differentiated from other entities in small wind because of the following:

a.

 Ownership of technology – many others buy foreign made units for resale

b.

 The technology itself is set apart by high-efficiency design features

c.

 Deep technical understanding of small wind technologies and applications

d.

High quality manufacturing that is ISO 9000 compliant

e.

 Strong distribution network now being assembled

f.

Commitment to customers and shareholders

g.

Unwavering focus on business fundamentals

h.

No debt and no toxic financing

We are now a growth stage company engaged in producing and marketing WindCharger™ and Helix vertical axis wind turbines for commercial and residential uses.  We are ramping up our facility to handle the production of the Helix turbine blades in-house.  Currently, engineering and tooling are being enhanced for manufacturing compatibility.

After much refining in the last 2 years of development, we have confirmed and solidified the final manufacturing process of the WindCharger™ blades.  VEC Technologies, LLC, (“VEC”) located in Pennsylvania, was carefully chosen to manufacture the WindCharger™ blades due to the expense and complexity of the manufacturing process.

Our intended market

Sauer Energy® aims to deliver simple, reliable and cost-effective solutions for residential and commercial customers, particularly for locations with very low or very high wind speeds.  SEI now offers two different technologies.  Both WindCharger™ and Helix, two different types of technologies of vertical axis products, will enable the distributors to address a greater variety of customer’s needs.  The WindCharger™ is lighter and can be roof or pole mounted, startup is 5 mph and produces 1.5 kW.  The two Helix units are larger and heavier, can only be pole mounted and produce 2 kW and 4.5kW.  Applications range from industrial to residential.    Production needs, placement, aesthetics, adaptability and portability will dictate which units are appropriate and most efficient for use in different situations. SEI will continue to develop and expand its pipeline with new research and development and collaborative efforts.

Current Plans

The main focus for SEI is generating revenues.  SEI plans to become a self-sustaining entity.  The availability of funding from revenues is expected to enable SEI to carry out its future plans for the creation of many more products using the WindCharger™ brand technology design.

Our first task is to ensure the availability of both WindCharger™ and Helix turbines potential orders received via website.   Having only purchased the assets of the Helix design a few months ago, SEI is working diligently toward shortening the learning curve for production of the units in-house.

Activating and training the distribution network for sales and marketing is being organized at this time.  The branding and advertising campaign is in the works.

Sauer Energy® is addressing some small wind solutions for very specific applications and is already involved in testing for redundant backup power for both on and off-grid applications for cell phone towers.

Residential

Our small VAWT Systems are designed to be attached to any building.  We foresee our systems being used in residences as back-up power for black outs, to reduce power grid consumption and for generation of power to be inserted into the grid for revenue.

Our End-of-the-line VAWT System is a micro power station attached to a number of homes and to the power grid.  Several advantages are: maintenance of normal services, no power loss due to impurities in transmission and the excess power can be re-injected into the grid.

Commercial Applications

Due to their height, large commercial buildings may be especially suitable for VAWT application as they are likely to have relatively steady winds at their roofs and their vertical walls cause the wind to sweep up and over the tops of the buildings.

Sauer Energy® entered its WindCharger™ into a pilot test program with ENRCOM, headed by an industry leader in communication technology.  The proposed use of the turbines is on cell phone towers as backup power.  The testing is moving forward and the feedback has been positive.

It is our intention to design custom proprietary mounting hardware to the commercial market for adaptation to the structure and architecture of existing buildings.

Industrial Applications

Management believes that VAWT System applications such as those offered by the Company are superior to traditional Horizontal Axis Wind Turbines “HAWT”. The size, cost and noise factor of the HAWT are prohibitive. Our vertical design will contribute to allowing the industrial sector to satisfy the need for consumption. Furthermore, due to our simplicity of design, our VAWT’s can be manufactured on a large scale in fabrication factories throughout the world.  Lucrative incentives are being offered to encourage renewable energy production and use, in the form of rebates and tax credits which should enhance customer interest and sales.

Oil Rigs and Off-Shore Platforms

Many off-shore locations receive relatively steady reliable winds and our VAWT Systems could produce a continuous supply of energy reducing the need for hydrocarbon based electrical generation. Our systems could allow for auxiliary and emergency power needs in addition to maintaining daily functions.

Ships

Ships create an optimum use for our VAWT Systems.  While travelling over water, Ships are also powering through the air, thus creating a reliable and steady supply of wind. VAWT’s could be mounted throughout a ship’s superstructure to produce continuous supplementary energy to offset fuel consumption or for emergency use. Various candidates include tankers, cruise ships, cargo ships and military vessels.  For example, Helix turbines can be seen in San Francisco on a ferry that travels to Alcatraz.

Islands and Other Remote Facilities

All sizes of islands are extremely dependent upon fuel feed generators and importation of the fuel can be costly. Our VAWT Systems are ideal for islands and other remote facilities as they are being designed to withstand various climates.  The advantages are many:  flexibility in various locations, ease of installation, strength and durability, virtually no maintenance and their ability to withstand harsh climates.

Communications Towers and Bridges

Various towers and bridges are subject to Federal Aviation Authority requirements to provide 24/7, 365 days per year illumination.  Our VAWT Systems can easily be installed on any tower or bridge.  They can operate the tower or bridge lights and/or provide a backup power supply as well as generating revenue if connected to the power grid.

Lighting billboard signage is an ideal use for deriving backup or primary power from our turbines.

Funding

After acquiring BCO Hydrocarbon, SEI has raised approximately $2.4M.  These funds have been used for research and development of the WindCharger™.  SEI remains debt free at this time. Dieter Sauer, CEO and President of SEI, has not sold one share that he received at the outset of the BCO and Sauer acquisition.  He is committed to this project.

On August 2, 2012, management entered into a Purchase Agreement with St. George Investments, LLC, for an equity line in the amount of $5M.  That Agreement has since been terminated and management is in negotiations with another source for alternate funding.  The Company expects to raise the additional capital necessary.

As of December 14, 2012 the Registrant entered into two agreements with Eclipse.  The agreements were an Equity Credit Agreement and a Registration Rights Agreement which, taken together, require  usto file a registration statement on Form S-1 for the shares of common stock underlying the Equity Credit Agreement and subject to various limitations set forth in the Equity Credit Agreement, requires Eclipse to purchase up to $15,000,000 worth of  our  common stock at a price equal to 94%of the Market Price of our common stock.  The Equity Credit Agreement requires  us to register the resale of the shares to be purchased thereunder under the Securities Act of 1933, as amended, on Form S-1 at our expense and Eclipse’s obligations to purchase the Registrant’s common stock do not come into effect until the Registration Statement is ordered effective.  This prospectus is a part of that Registration Statement.

Management can give no assurance that any additional capital will be raised or that SEI’s VAWT’s will be successfully marketed or that, if marketed, they can be marketed profitably.

Future Projections

There are several ideas on the drawing board at Sauer Energy®.  The time frame within which they are completed will depend upon the availability of funding for such. A few are mentioned herein:

·  SEI has future plans to make the purchase of renewable energy more accessible to consumers in the current economic climate by offering third-party financing options.  In SEI’s opinion, this will expand the customer base considerably and create a significant advantage.

·  SEI plans to offer an around-the-clock monitoring and data collecting system so that customers can access the actual renewable energy output from their particular turbine.

·  SEI has plans for automobile solutions that will enhance the performance of electric vehicles by creating electricity as they are driven.

·  SEI plans to make compatible batteries available for the turbine systems for off-grid rural applications, such as water pumping, irrigation, purification and delivery for drinking and/or general use.

·  SEI plans to further develop its emergency backup cart that provides electricity to charge batteries and for use in communication, lights, medical equipment, etc.  WindCharger™ technology was designed for immediate use, the cart can be a welcome addition to the military and to FEMA for emergency and routine use.

·  While our initial VAWT designs are smaller scale, we may design large VAWT Systems in the future that can be placed off-shore along a coastal environment to catch on and off shore wind. We believe these systems will be more efficient, less noisy and more bird friendly than HAWTs currently considered for such projects. The principles of our VAWT Systems could be used underwater to take advantage of tidal flows in the ocean, streams and rivers.

·  In addition to the aforementioned applications, there are several emerging markets for small wind solutions that the SEI is pursuing as it continues to diversify and broaden its product portfolio.  For example, oil and gas producers have become motivated to adopt renewable energy and we plan to address the need for redundant backup power for pumping at remote well head locations.

Small Wind Turbine Industry Overview

Although wind is the fifth largest source of power in the USA, at 2.5% wind has barely begun to penetrate the renewable energy market potential.  The American Wind Energy Association reports that in 2011, small wind installed 21,000 units, 64MW which totaled $397M worldwide.  According to the Global Wind Energy Council, the 2011installed capacity worldwide including large wind was 40.5 GW, totaling €50 billion (about $68B USD).

According to the American Wind Energy Association, “The number of Americans generating their own electricity with small-scale wind turbines (those with rated capacities of 100 kilowatts and under) increased by just under 10,000 last year despite an economic downturn that impacted the heart of the small wind market: homeowners and small-business owners.  In fact, 95% of all small wind turbines sold in the U.S. last year were made by U.S. manufacturers.”

Although the small wind turbine industry has operated for 80 years, half of the sales have occurred in the past 3 years.  Both federal and state policies have contributed to this success and credit also goes to investors and to consumers looking for a way to cut their electricity bills.  Management believes that these trends will continue for the foreseeable future.

Aside from the residential market, more specialized applications include, but are not limited to:

Governmental Regulation

There are no Federal-level regulations that specifically control the sale, distribution and installation of small wind turbines beyond general small business regulations.  However, each state regulates the sale, installation and interconnection of alternative energy within their state.  Utilities are required to interconnect and purchase renewable energy from small wind systems under the Public Utility Regulatory Policies Act of 1978 (“PURPA”), and individual utilities are permitted to regulate that process.

Property owners can take advantage of tax credits at 30% of installed units, up to $4,000.  This credit remains in place until December 31, 2016.  Rebates and incentives are offered by most states.  Property owners are also able to depreciate their units.

Local zoning laws and regulations may impose special requirements on the installation of our turbines now or in the future, but we are not aware of any specific regulations.

Competition

We compete with all energy suppliers, including utilities and manufacturers of energy producing equipment.  We believe that there are 95 U.S. small wind turbine companies.  Of those, the majority are in the start-up phase.  However, a few have longer operating histories or greater name recognition such as Wepowereco, Windside Production Ltd., Windspire Energy and OregonWind Inc.  Companies in other countries also produce small wind turbines.  We also compete with solar-thermal and solar-photovoltaics systems.  However, solar power installations are significantly more expensive than our VAWT Systems.  We also feel that our turbine systems are a great complement to those who already employ solar systems, as they can work 24 hours and produce electricity at times when solar is ineffective.

We intend to compete on price and because our design is highly efficient, aesthetically pleasing, and reliable.

In 2006, President Bush emphasized the nation’s need for greater energy efficiency and a more diversified energy portfolio. This led to a collaborative effort involving the Department of Energy, National Renewable Energy Laboratories and others to explore a modeled energy scenario in which wind provides 20% of U.S. electricity by 2030.  This has been endorsed by the American Wind Energy Association and has become our national goal as well.  Currently, we are at just over 2%.  Management believes we have the competitive advantage of offering the right product at the right time.

Research and Development

We have focused our research and development on the quality and efficiency of our wind turbine systems.  Extensive technical development has been completed and is ongoing. We are targeting our market for sales expansion.  Future research and development will be focusing on scaling up our turbine systems for service to larger buildings, like apartment complexes, hospitals and office buildings.   We spent approximately $541,506 in fiscal 2012 on research and development and approximately $274,640 on research and development in 2011.  We anticipate that our research and development expenditures will continue to rise in the current year if we are able to secure financing so that we have the resources to pursue these efforts.  In the year ended August 31, 2011 we conducted third party testing at the University of Washington Aeronautical Laboratory, a testing organization under the University's Department of Aeronautics and Astronautics.  The primary aerodynamic testing facility is the F. K. Kirsten Wind Tunnel.  We have done our third-party wind tunnel testing at their facility in the past and look forward to utilizing their facility for continued research and development testing.

Manufacturing

We have determined to use VEC Technologies, LLC of Greenville, Pennsylvania, for manufacture of the blades for our products because of its reputation for consistent quality, materials and dependable production.  The first resin composite blades have been received from VEC Technologies, LLC, as promised and to specifications.  The other components of our products are available from several sources at prices we deem reasonable.  We plan to establish an assembly facility during 2012 and begin commercial assembly during 2012.  Until our new facility is established we will manufacture within our existing facility.

Employees

As of February 1, 2013, we had 2 full-time employees and 14 independent contractors.  We believe our relationships with our current employees are good.  We also retain a limited number of independent contractors to perform projects.  To implement our business strategy, we expect, over time, continued growth in our employee and infrastructure requirements, particularly as we expand our engineering, sales and marketing capacities going forward.

Company Philosophy

We strive to embrace, support and enact, within our sphere of influence, a set of core values that define us.

Our Duty to Ourselves

With honesty and integrity at the heart of us as individuals and as a company, our sincerity will be evident.

Our Duty to Each Other

Working as a team with fairness and respect for each other and for our company as a whole will always produce a winning combination.

Our Duty to Our Shareholders

Our Shareholders are partnering alongside us and placing their faith in us.  They share our expectations and vision for growth and diligent use of their investment in us and in our company.

Our Duty to Our Consumers

This business revolves around the Consumers, not the other way around.  We must live up to their trust in the quality, value, effectiveness, reliability, and safety of our products, and also in the integrity of what we say and do.

Our Duty to Our Vendors

The list of those with whom we choose to do business is based on clarity, honesty, reliability, accountability and trust.  Only then, will our product maintain the standards we have set for quality and dependability our consumers can expect.

Our Duty to Our Dealers and Distributors

These individuals represent our products and our company and deserve all the assistance we can give them.  Their reliance on our honest representations regarding our products and our company sits at the center of our relationship with them.

Our Duty to Our Community, Our Nation, and Our World

Our commitment to the environment is paramount.  We strive to create products that are least invasive in their output to the atmosphere, at less cost, with the smallest possible carbon footprint.

Management believes that the foregoing commitments will not only enhance the spheres in which we operate but will also result in returns to our investors.

MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC-BB, which is sponsored by FINRA. The OTC-BB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks," as well as volume information. Our shares are quoted on the OTC-BB under the symbol "SENY."

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTC-BB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Trading Market

Quarter Ended	High $	Low $
November 30, 2012	$0.22	$0.21

Fiscal Year Ended August 31, 2012

	High Closing Price	Low Closing Price

First Quarter	$0.60	$0.46

Second Quarter	$0.86	$0.43

Third Quarter	$0.46	$0.25

Fourth Quarter	$0.32	$0.12

Fiscal Year Ended August 31, 2011

	High Closing Price	Low Closing Price

First Quarter	$1.20	$1.00

Second Quarter	$1.30	$0.77

Third Quarter	$1.15	$0.42

Fourth Quarter	$0.68	$0.41

The high and low bid prices for shares of our common stock on February 14, 2013, was $0.1325 and $0.121 per share, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC-BB.

Penny Stock

Our stock is considered to be a penny stock. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders

As of February 1, 2013, we had 134 shareholders of record and 91,959,049 common shares issued and outstanding.  The number of holders does not include the shareholders for whom shares are held in a "nominee" or "street" name.

Dividends

Since its organization, the Company has not paid any cash dividends on its common stock, nor does it plan to do so in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any equity compensation plans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements included elsewhere in this prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under "Risk Factors" and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Certain statements contained herein, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to our future operating performance and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could be incorrect.  In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements.  We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.  Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include the following:

RESULTS OF OPERATIONS

We did not have material operations prior to the prior year so any year to year comparison is not meaningful.

Fiscal Year 2011 vs. Fiscal Year 2010

Operations

We have not realized any revenue through August 31, 2012.  Our operating expenses increased from $1,366,199 in FY 2011 to $722,893 in cash and consulting fees of $986,490 in stock for FY 2012 primarily as a result of fees related to expenses in connection with the Helix Wind asset purchase, equipment purchases for manufacturing and professional fees.  These increases in expenses, which reflect our higher level of operations in FY 2012, resulted in our net loss increasing from $1,366,199 in FY 2011 to $722,893 in cash and consulting fees of $986,490 in stock for FY 2012.  We anticipate continued increased costs associated with increased levels of operation and our manufacturing and marketing processes which will begin in the current fiscal year.

Three months ended November 30, 2011 v. Three months ended November 30, 2012.

Operations

Our primary expenses in our development stage during the three month period were research and development, ($95,329 for the three months ended November 30, 2011 and $32,635 for the three months ended November 30, 2012); consulting , ($90,099 for the three months ended November 30, 2011 and $19,036 for the three months ended November 30, 2012); professional fees, ($9,096 for the three months ended November 30, 2011 and $30,541 for the three months ended November 30, 2012); other general and administrative expenses, ($79,930 for the three months ended November 30, 2011 and $56,277 for the three months ended November 30, 2012) and commitment fees ($-0-  for the three months ended November 30, 2011 and $120,000. We had a net loss of $(274,454) or $(0.00) per share for the quarter ended November 30, 2011 which decreased to $(258,489) or $(0.00) per share for the quarter ended November 30, 2012.  As we transition from research and development to early stage manufacturing during calendar 2012 we anticipate that our expenses by category will continue to fluctuate and as we will begin to approach a time when we can realize revenue and as recognize revenue from sales and material and manufacturing costs will be incurred.

LIQUIDITY AND CAPITAL RESOURCES

Net cash flows used in operating activities for the three months ended November 30, 2012, was $250,163 which was offset by net proceeds of $262,000 provided from financing activities, principally the sale of stock and warrants.  We had cash resources of $58,791 at November 30, 2012, and intend to rely on the sale of stock and warrants in private placements to increase liquidity to enable us to execute on our plan to manufacture and market vertical axis wind turbines. We have entered into an Equity Credit Agreement from which we anticipate raising substantial additional cash resources, but there can be no assurance that this will occur.  If we are unable to raise cash through the sale of our stock, we may be required to severely restrict our operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and officers as of the date of this prospectus are:

Name	Age	Position(s)
Dieter R. Sauer, Jr.	57	Director and CEO
Ana Sauer	62	Secretary
Jeff Massey	57	Director
ZohrehHashemi	59	Director

Dieter R Sauer, Jr., was elected a director and our CEO and president on July 25, 2010.  Mr. Sauer founded our operating subsidiary, Sauer Energy, Inc. ®, a California corporation, in August 2008 and has worked for that company since then.

Prior thereto from 2001 he was an independent marketing, sales and business development consultant.   We have not paid any compensation to Mr. Sauer to date.

Ana Sauer was appointed Secretary of the Company to serve at the pleasure of the Board on August 5, 2010.  Ms. Sauer is a co-founder of Sauer Energy, Inc. ®, a Nevada corporation, and serves as its secretary and a director.  She has been licensed as a real estate agent since October of 2007.  From 2004 to 2007, Ms. Sauer was President of Cielle Enterprises, a privately held company, engaged in developing and marketing cosmeceuticals.

Jeff Massey joined our board on December 8, 2010.   Mr. Massey is President and Chief Executive Officer of Asbuilt Information Systems, which he founded in 1990 and built to become one of the largest privately held U.S. professional services firms specializing in a wide variety of software implementation and turnkey solutions for building measurement, tenant and corporate space accounting.  He recently sold Asbuilt Information Systems.

Zohreh Hashemi joined our board on December 8, 2010.  Ms. Hashemi worked for Amgen, Inc., from 2000 through 2009 as a Senior System Engineer.  Prior thereto she held management positions with Sony Pictures Entertainment, BAX Global, Universal Studios and Hughes Aircraft.  As an engineer, she has lead departments in development and implementation controls and procedures and has spent the majority of her career in development of various products.  She also has established strategic manufacturing relationships.

Family Relationships

Dieter R. Sauer, Jr. and Ana Sauer are husband and wife. There are no arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

Involvement in certain legal proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

•

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Term of Office

The term of office of the current directors shall continue until new directors are elected or appointed at an annual meeting of shareholders.

Committees of the Board and Financial Expert

We do not have a separately-designated audit or compensation committee of the Board or any other Board-designated committee. Audit and compensation committee functions are performed by our Board of Directors. We will form such committees in the future as the need for such committees may arise. In addition, at this time we have determined that we do not have an “audit committee financial expert” as defined by the SEC on our Board.

Code of Ethics

In December 2010 we adopted a code of ethics, which has been filed as an exhibit to our filings with the SEC.  As required by SEC rules, we will report the nature of any change or waiver of our code of ethics.

Section 16(A) Beneficial Ownership Reporting Compliance

Based on a review of Forms 3, furnished to the registrant during its most recent fiscal year, it appears that these reports were filed untimely.  However, all reports have been filed and no transactions were engaged in which would give rise to any liability under Section 16(b) of the Exchange Act during the most recent fiscal year:  The untimely filings of the initial reports was occasioned by difficulties in obtaining the required filing codes.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth all compensation earned during the fiscal years ended August 31, 2012 and August 31, 2011 by (i) our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), (iii) the three most highly compensated executive officers other than our CEO and CFO who were serving as executive officers at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends, and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends. We refer to all of these officers collectively as our “named executive officers”.

Summary Compensation Table

Name & Principal Position	Year	Salary	Stock		Option Awards	Non-Equity Incentive Plan Compensation	Other Comp.	All other comp.
			Bonus	Awards
Dieter R. Sauer Jr.,	2012	$59,000	-	-	-	-	-	-
CEO (and CFO)	2011	17,921	-	-	-	-	-	-
Ana Sauer,	2012	-	-	-	-	-	-	-
Secretary	2011	-	-	-	-	-	-	-
Malcolm Albery	2011	-	-	-	-	-	-	-
(CEO and CFO) (Former)	2010	-	-	-	-	-	-	-

Compensation of Directors

The Company has no standard arrangements in place or currently contemplated to compensate the Company’s directors for their service as directors or as members of any committee of directors.

Employment Agreements

We do not have employment agreements with any of our executive officers or directors.

Termination of Employment

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in the Summary Compensation Table set forth above that would in any way result in payments to any such person because of his or her resignation, retirement or other termination of such person’s employment with us.

Employee Benefit Plans

None

Indemnification of Directors and Executive Officers and Limitation of Liability

Nevada law generally permits us to indemnify our directors, officers, employees and agents. Pursuant to the provisions of Nevada Revised Statutes 78.7502, we, as a corporation organized in Nevada, may indemnify our directors, officers, employees and agents in accordance with the following:

(a)   A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)    A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Charter Provisions, Bylaws and Other Arrangements of the Registrant

Our Certificate of Incorporation, as amended, does not contain any specific language enhancing or limiting the Nevada statutory provisions referred to above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

SECURITY OWNERSHIP of CERTAIN BENEFICIAL OWNERS and MANAGEMENT and RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 4670 Calle Carga, Unit A, Camarillo, CA, 93012-8536. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them.

NAME and ADDRESS OF BENEFICIAL OWNER	OFFICE	AMOUNT and NATURE of BENEFICIAL OWNERSHIP	PERCENT OF CLASS (1)
Dieter Sauer, Jr.	Director, CEO, President	39,812,500 common shares held directly	45.1%
Ana Sauer	Secretary	0	0%
Jeff Massey	Director	20,000	0%
ZorehHashemi	Director	20,000
St George Investments, LLC (2) 303 East Wacker Drive, Suite 1200 Chicago, IL 60601 All Officers and Directors as a group (4 Persons)	None	8,211,011 39,852,500 common shares held directly	8.9% 45.2%

(1)

 The address of all officers and directors is c/o the Company.  Based on 91,959,049 shares issued and outstanding.

(2)

Based on a Schedule 13G filed on January 22, 2013.  St George Investments, LLC in controlled by Fife Investments, Inc. and by John Fife.

Dieter Sauer, Jr. and Ana Sauer are husband and wife.

The Company does not have any change of control or retirement arrangements with its executive officers.

Changes in Control

We know of no contractual arrangements which may at a subsequent date result in a change of control in the Company.

CERTAIN RELATIONSHIPS and RELATED TRANSACTIONS, and DIRECTOR INDEPENDENCE.

Dieter R. Sauer, Jr. acquired 39,812,500 shares of our common stock from our then CEO Malcolm Albery, in exchange for (i) $55,200; (ii) the contribution of his shares in our operating subsidiary to us; and (iii) and the assignment of certain patents to us.

Upon their appointment as directors each of Jeff Massey and Zohreh Hashemi were awarded 20,000 shares of our common stock.

Director Independence

We believe that our Jeff Massey and Zohreh Hashemi are considered “independent” under Rule 400(a)(15) of the National Association of Securities Dealers listing standards due to their lack of any positions with us other than director and minimal stock ownership in us.

SELLING SECURITY HOLDER

The shares to be offered by the selling security holder were or will be issued in private placement transactions by us, each of which was exempt from the registration requirements of the Securities Act. The shares offered hereby are "restricted" securities under applicable federal and state securities laws and are being registered under the Securities Act, to give the selling security holder the opportunity to publicly sell these shares. This prospectus is part of a registration statement on Form S-1 filed by us with the Securities and Exchange Commission under the Securities Act covering the resale of such shares of our common stock from time to time by the selling security holder. No estimate can be given as to the amount or percentage of our common stock that will be held by the selling security holder after any sales made pursuant to this prospectus because the selling security holder is not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling security holder will sell all of the shares listed in this prospectus.

The following table sets forth the name of each person who is offering for resale shares of common stock covered by this prospectus, the beneficial ownership of each selling security holder, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each will own after the offering, assuming they sell all of the shares offered. The term "selling security holder" includes the stockholder listed below and its transferees, assignees, pledges, donees or other successors. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. There are no shares of common stock subject to options, warrants and convertible securities.

Shareholder and Name of Person Controlling	Amount of Shares owned before Offering	Number of shares offered	Amount of shares owned after Offering	Percent of shares held after Offering
Eclipse Advisors, LLC (1)	1,479,963	12,479,963	0	0	*
Total	1,479,963	12,479,963	0	0	*

*	less than 1%

(1) Barry Paterson, the sole member of Eclipse Advisors, LLC, has voting and investment control of Eclipse Advisors, LLC.

RELATIONSHIP BETWEEN THE ISSUER AND THE SELLING SECURITY HOLDER

The selling security holder has not at any time during the past three years acted as one of our employees, officers or directors or had a material relationship with us.

PLAN OF DISTRIBUTION

The selling security holder of our common stock and any of its transferees, pledgees, assignees, donees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the  block as principal to facilitate the transaction;

privately negotiated transactions

a combination of such methods of sale; or

any other method permitted by applicable law.

The selling security holder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved. The selling security holder and any broker-dealers or agents that are involved in selling the shares of common stock are deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them is deemed to be underwriting commissions or discounts under the Securities Act. Because selling security holder is deemed to be an underwriter within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling security holder and/or the purchasers. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holder. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling security holder may from time to time pledge or grant a security interest in some or all of the shares owned by it, and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus. Upon our company being notified in writing by the selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing: (i) the name of each such selling security holder and of the participating broker-dealer(s); (ii) the number of shares involved; (iii) the price at which such the shares of common stock were sold; (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and (vi) other facts material to the transaction.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF SECURITIES

The Company’s Certificate of Incorporation authorizes us to issue an aggregate of 650,000,000 shares of Common Stock.  As of the date of this prospectus 91,959,049 shares of our Common Stock were issued and outstanding.  All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore.  In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Holders of Common Stock do not have cumulative or preemptive rights.

Warrants or Convertible Securities

In connection with our private offerings of securities we have issued an aggregate of  5,367,206 warrants with expiration dates of from July 31, 2012, to July 31, 2014, and exercise prices $0.50 to $0.60

Transfer Agent

The transfer agent for our common stock is Holladay Stock Transfer, Inc., 2939 North 67th Place, Suite C, Scottsdale, AZ 85251.  We intend to engage a new transfer agent in the near future.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Under Nevada Law and our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable

EXPERTS

The financial statements for the years ended August 31, 2012, and August 31, 2011, included in this prospectus have been audited by John Kinross-Kennedy, Certified Public Accountant, Irvine, California, to the extent and for the periods indicated in their report thereon. Such financial statements have been included in this prospectus and registration statement in reliance upon the report of John Kinross-Kennedy and upon the authority of such firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Frank J. Hariton, Esq., White Plains, New York.  Mr. Hariton owns 140,000 shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual and current reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by Sauer Energy, Inc. can be read and copied at the Commission's Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. We will provide to the record holders of our securities a copy of our annual reports containing audited financial statements and such periodic and quarterly reports free of charge upon request. The Commission also maintains a website that contains reports, proxy statements, information statements and other information located at http://www.sec.gov. This prospectus does not contain all the information required to be in the registration statement (including the exhibits), which we have filed with the Commission under the Securities Act and to which reference is made in this prospectus.

SAUER ENERGY
(A Development Stage Enterprise)
Consolidated Balance Sheet

	November 30,	August 31,
	2012	2012
ASSETS	(Unaudited)
Current Assets
Cash	$ 58,791	$ 46,955
Inventory	1,000	1,000
	59,791	47,955

Property and Equipment, net	84,242	92,567

Other Assets
Intangible Assets	1,475,000	1,475,000
Security Deposit	14,000	14,000
	1,489,000	1,489,000

Total Assets	$ 1,633,033	$ 1,629,522

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable and accrued liabilities	$ 7,487	$ 7,487
Loan Payable	92,000	-
Stockholders' Loans	10,000	10,000
Total Current Liabilities	109,487	17,487

Stockholders' Equity
Common Stock, $0.0001 par value; authorized
650,000,000 shares; issued and outstanding
87,218,106 shares on August 31, 2012
88,369,086 shares on November 30, 2012	8,837	8,722
Additional Paid-In Capital	5,126,139	4,956,254
Accumulated deficit during the development stage	(3,611,430)	(3,352,941)
Total Stockholders' Equity	1,523,546	1,612,035

Total Liabilities and Stockholders' Equity	$ 1,633,033	$ 1,629,522

The accompanying notes are an integral part of these financial statements.

SAUER ENERGY, INC.
(A Development Stage Enterprise)
Statement of Operations
(Unaudited)

			Inception
			(August 7 2008)
	For the three months ended		through
	November 30,		November 30,
	2012	2011	2012

Revenue	-	-	-

General and Administrative Expenses:
Professional Fees	$ 30,541	$ 9,096	$ 301,671
Consulting	19,036	90,099	813,714
Commitment Fees	120,000		120,000
Research & development expense	32,635	95,329	854,955
Other general and administrative expenses	56,277	79,930	1,521,089
	258,489	274,454	3,611,429

(Loss) from operations	(258,489)	(274,454)	(3,611,429)

Other Income (expense)	-	-	-
(Loss) before taxes	(258,489)	(274,454)	(3,611,429)

Provision (credit) for taxes		-	-

Net (Loss)	$ (258,489)	$ (274,454)	$ (3,611,429)

Basic earnings (loss) per common share,
basic and diluted:	$ (0.00)	$ (0.00)
Weighted average number of common
shares outstanding, basic and diluted	80,804,083	76,815,912

The accompanying notes are an integral part of these financial statements.

SAUER ENERGY, INC.
(A Development Stage Enterprise)
Statement of Stockholders' Equity
(Unaudited)
For the period from inception (August 7, 2008) to November 30, 2012

					Accumulated
					Deficit	Total
	Common Stock		Additional		during the	Shareholders'
	Number of		Paid-In	Share	Development	Equity
	Shares	Amount	Capital	Subscriptions	Stage	(Deficit)

Inception: August 7, 2008	-	$ -	$ -		$ -	$ -
Shares issued for cash	500,000	500	12,000			12,500
Recapitalization	(499,675)	(500)	500			-
Development stage net (loss)					(45,541)	(45,541)
Balances August 31, 2008	325	$ -	$ 12,500		$ (45,541)	$ (33,041)
Shares issued for cash	138,937,175	13,894	(13,894)			-
Development stage net (loss)					(12,666)	(12,666)
Balances August 31, 2009	138,937,500	$ 13,894	$ (1,394)		$ (58,207)	$ (45,707)
Shares cancellation	(67,437,500)	(6,744)	6,744			-
Shares subscription for cash			157,200			157,200
Development stage net (loss)					(214,899)	(214,899)
Balances August 31, 2010	71,500,000	$ 7,150	$ 162,550		$ (273,106)	$ (103,406)
Shares issued for service fee	552,900	55	664,675			664,730
Shares subscriptions for cash				63,910		63,910
Shares issued for cash	3,537,849	354	856,899			857,253
Development stage net (loss)					(1,366,199)	(1,366,199)
Balances August 31, 2011	75,590,749	$ 7,559	$ 1,684,124	$ 63,910	$ (1,639,305)	$ 116,288
Shares subscriptions for cash				334,893		334,893
Shares issued for cash	1,275,357	128	382,473	(382,601)	-	-
Shares issued for services	522,000	52	266,168			266,220
Shares issued for services	200,000	20	102,180	(200)		102,000
Shares issued for services	535,000	53	272,797			272,850
Stock issued for cash	650,000	65	194,935			195,000
Corrected error in stock			1,002	(1,002)		-
Shares issued for cash	24,000	2	5,998			6,000
Shares issued for legal fees @$0.60	125,000	13	74,987			75,000
Shares issued for legal fees	25,000	3	14,997			15,000
Shares issued for services	363,000	36	123,384			123,420
Shares issued for intangibles
and equipment	6,000,000	600	1,499,400			1,500,000
Share subscriptions				180,000		180,000
Share subscriptions				7,000		7,000
Shares issued for cash	808,000	81	201,919	(202,000)		-
Shares issued for services	100,000	10	11,990			12,000
Shares issued for services	1,000,000	100	119,900			120,000
Net (loss) for the year					(1,713,636)	(1,713,636)
Balances at August 31, 2012	87,218,106	$ 8,722	$ 4,956,254	$ -	$ (3,352,941)	$ 1,612,035
Shares issued for cash pursuant
to an investment agreement	950,980	95	119,905			120,000
Shares issued for cash	200,000	20	49,980			50,000
Net (loss) for the period					(258,489)	(258,489)
Balances at November 30, 2012	88,369,086	$8,837	5,126,139	-	(3,611,430)	1,523,546

The accompanying notes are an integral part of these financial statements.

SAUER ENERGY, INC.
(A Development Stage Enterprise)
Consolidated Statement of Cash Flows
(Unaudited)
			Inception
			(August 7 2008)
	For the three months ended		through
	November 30,		November 31,
	2012	2011	2012
Cash flows from operating activities:
Net (loss)	$ (258,489)	$ (274,454)	$ (3,611,430)
Adjustments to reconcile net loss to
net cash provided (used) by operating activities:
Security Deposit			(14,000)
Director fees issued by shares			48,000
Other service fees issued by shares		49,296	1,423,220
Investor relation fees issued by shares			180,000
Depreciation	8,325	3,234	51,247
Changes in operating assets and liabilities:
Prepaid expense			-
Accounts payable and accrued expenses		(6,091)	7,486
Net cash flows (used by) operating activities	(250,164)	(228,015)	(1,915,476)
Cash flows from investing activities:
Purchase of furniture and equipment	-	(39,137)	(110,489)
Net cash (used by) investing activities	-	(39,137)	(110,489)
Cash flows from financing activities:
Proceeds from loan	92,000		92,000
Proceeds from shareholders' loan		10,787	82,256
Payment on shareholders' loan			(72,256)
Proceeds from issuance of common stock, net of costs	170,000	334,893	1,982,756
Net cash (used by) provided by financing activities	262,000	345,680	2,084,756
Net increase (decrease) in cash	11,836	78,528	58,791
Cash, beginning of the period	46,955	74,559	-
Cash, end of the period	$ 58,791	$ 153,087	$ 58,791
Supplemental cash flow disclosure:
Interest paid	$ -	$ -	$ -
Taxes paid	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

Sauer Energy, Inc.

 (A Development Stage Enterprise)

Notes to the Consolidated Financial Statements

November 30, 2012

Note 1 - Organization and summary of significant accounting policies:

These unaudited interim financial statements as of and for the three months ended November 30 , 2012 reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented, in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

These unaudited interim financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s fiscal year end August 31, 2012 report. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the threemonth period ended November 30, 2012 are not necessarily indicative of results for the entire year ending August 31, 2013.

Following is a summary of our organization and significant accounting policies:

Organization and nature of business – Sauer Energy, Inc . (formerly: BCO   Hydrocarbon Ltd.) (identified in these footnotes as “we” or the “Company”) was incorporated in the State of Nevada, United States of America on August 19, 2008. It was a natural resource exploration stage company and anticipated acquiring, exploring, and if warranted and feasible, developing natural resource assets. BCO had the right to acquire a 50% working interest in an oil and gas lease in Alberta, Canada.

Sauer Energy, Inc. (the “Old Sauer”) was incorporated in California on August 7, 2008. The Company is a development stage company engaged in the design and manufacture of vertical axis wind turbine (VAWT) systems.

On July 25, 2010, the Company, the president and sole director Malcolm Albery (“MA”) and Dieter Sauer, Jr. (“DS”) completed a closing (the “Closing”) underan Agreement and Plan of Reorganization, dated as of June 23, 2010 (the “Agreement”).  The Agreement provided: (a) for the purchase by DS of all of the 39,812,500 shares of the Company owned by MA for $55,200; (b) the contribution by DS of all of the shares of Old Sauer, a California corporation (“SEI”) to the Company; (c) the assignment of certain patent rights related to wind turbine technology held by DS to the Company; and (d) the election of DS to the Company’s board of directors.  In connection with the Closing, Mr. Sauer was elected President and CEO of the Company and two former shareholders of the Company agreed to (i) indemnify the Company against any claims resulting from breaches of representations and warranties by the Company in the Agreement; (ii) to acquire and cause to be returned for cancellation an aggregate of 67,437,500 shares of the Company’s common Stock, including all of the shares owned by former officer and director Daniel Brooks and; (3) assume all of the Company’s obligations in connection with certain oil and gas leases in Canada.

The agreement was executed on July 25, 2010. Sauer Energy, Inc. became a wholly-owned subsidiary of the Company. On August 29, Malcolm Albery resigned as President and was replaced by Dieter Sauer.  In the following month, the Company changed its name from BCO Hydrocarbon Ltd. to Sauer Energy, Inc.

Note 1 - Organization and summary of significant accounting policies (continued):

The Company’s fiscal year-end is August 31.

Basis of consolidation – The consolidated financial statements for include the Company and its wholly-owned subsidiary, Saur Energy Inc. (a California corporation). All significant inter-company accounts and transactions have been eliminated.

Basic of presentation – Our accounting and reporting policies conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Fixed assets - Property, plant and equipment is valued at cost less accumulated depreciation and impairment losses. If the costs of certain components of an item of property, plant and equipment are significant in relation to the total cost of the item, they are accounted for and depreciated separately. Depreciation expense is recognized using the straight-line method and is amortized over the estimated useful life of the related asset. The following useful lives are assumed:

Furniture & office equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3 - 5 years

Fair Value of Financial Instruments - The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820- 10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

- Level 1: Quoted prices in active markets for identical assets or liabilities.

- Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

- Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial instruments as of November 30, 2012 reflect:

- Cash: Level One measurement based on bank reporting.
- Loan receivable and loans from Officers and related parties: Level 2 based on promissory notes.

Federal income taxes -The Company utilizes FASB ACS 740, “Income Taxes”, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. When, in the opinion of management, it is more likely than not that some part or all of the deferred tax assets will not be realized.

 Interest and penalties on tax deficiencies recognized in accordance with ASC accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Research and development costs - The Company expenses costs of research and development cost as incurred. Advertising and marketing expenses for the three months ended November 30, 2012 and 2011 was $32,635 and $95,329 respectively.

Basic and Diluted Earnings (Loss) Per Share - Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. The Company has potentially dilutive securities outstanding consisting of warrants to purchase common stock, (see Note 10).  However their exercise would be anti-dilutive, since the Company is in a loss position, and they are not counted in the calculation of loss per share.

Development Stage Company - The Company is considered a development stage company, with no operating revenues during the periods presented, as defined by FASB Accounting Standards Codification ASC 915. ACS 915 requires companies to report their operations, shareholders’ deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things. Management has defined inception as August 7, 2008. Since inception, the Company has incurred an operating loss of $3,611,430. The Company’s working capital has been generated through advances from the principal of the Company and solicitation of subscriptions. Management has provided financial data since August 7, 2008 in the financial statements, as a means to provide readers of the Company’s financial information to be able to make informed investment decisions.

Fair Value—In May 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs." The amendments in this update generally represent clarifications of Topic 820, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. This update results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and IFRS. The amendments in this update are to be applied prospectively. The amendments are effective for interim and annual periods beginning after December 15, 2011. Early application is not permitted. The Company does not expect this guidance to have a significant impact on its consolidated financial position, results of operations or cash flows.

Comprehensive Income —In June 2011, the FASB issued ASU No. 2011-05, "Presentation of Comprehensive Income." This update was amended in December 2011 by ASU No. 2011-12, "Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05." This update defers only those changes in update 2011-05 that relate to the presentation of reclassification adjustments. All other requirements in update 2011-05 are not affected by this update, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. ASU No. 2011-05 and 2011-12 are effective for fiscal years (including interim periods) beginning after December 15, 2011. The Company does not expect this guidance to have a significant impact on its consolidated financial position, results of operations or cash flows.

Offsetting Assets and Liabilities—In December 2011, the FASB issued ASU No. 2011-11, "Disclosures about Offsetting Assets and Liabilities." The amendments in this update require enhanced disclosures around financial instruments and derivative instruments that are either (1) offset in accordance with either ASC 210-20-45 or ASC 815-10-45 or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in accordance with either ASC 210-20-45 or ASC 815-10-45. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. The amendments are effective during interim and annual periods beginning on or after January 1, 2013. The Company does not expect this guidance to have any impact on its consolidated financial position, results of operations or cash flows.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies.  Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

Note 3 – Going Concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has accumulated a deficit of $3,611,430 as of November 30, 2012.

In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management plans to raise additional capital through the sale of stock to pursue business development activities.

Note 4 – Property and Equipment

Property and Equipment consisted of the following at November 30, 2012 and August 31, 2012	November 30, 2012	August 31, 2012
Computer and equipment & Truck	$ 135,489	$ 135,489
Less: Accumulated depreciation/amortization	(51,247)	(42,922)
Property and equipment, net	$ 84,242	$ 92,567

Note 5 – Asset Purchase

On November 30, 2012 the Company entered into an Asset Purchase Agreementwith St. George Investments LLC, an Illinois limited liability company, to acquire certain assets in foreclosure for 6,000,000 common shares.  The assets were formerly owned by Helix Wind, Inc., a Nevada corporation in the same business as the Company.  The assets and agreed prices were:

Asset Purchase	November 30, 2012
Tangible Assets
Equipment	$ 23,000
Supplies	1,000
Inventory	1,000
Total Tangible Assets	$ 25,000

Intangible Assets
Goodwill	$ 5,000
Intellectual Property (10 patents, 2 trademarks, network system, wind turbine monitoring system, URL	1,467,500
Restrictive Covenant	$ 2,500
Total intangible assets acquired	$ 1,475,000

Total Assets acquired	$ 1,500,000

Note 6 – Related Party Transactions:

A shareholder of the Company advanced $10,000 to the Company in the prior year ended August 31, 2011.  The balance of the Stockholder’s loan was $10,000 at November 30, 2012. The loan carries no interest, is unsecured, has no maturity date and is payable upon demand.

Note 7 – Commitments and Contingencies:

In February, 2010, the Company leased office and laboratory space in Newbury Park, California for five years for monthly rental payments of $2,100 per month.

 Lease Commitments – following five fiscal years:

Fiscal year ended

August 31, 2012

2012	$25,200
2013	25,200
2014	4,200
54,600

Note 8 - Federal income tax:

No provision was made for federal income tax, since the Company had a significant net operating loss. Net operating loss carryforwards may be used to reduce taxable income through the year 2030. The availability of the Company’s net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock,  unless the same or similar business is carried on. The net operating loss carryforward for federal and state income tax purposes was approximately.  The Company has net operating losses carried forward of approximately $3,611,430 for tax purposes which will expire in 2028 through 2032 if not utilized.

No provision was made for federal income tax, since the Company had an operating loss and has accumulated net operating loss carryforwards.  .

The Company generated a deferred tax credit of $373,896through net operating loss carryforward, an increase of $103,396 since the previous fiscal year end August 31, 2012

The Company recorded a 100% valuation allowance for the deferred tax asset since in the opinion of management it is more likely than not that some part or all of the deferred tax asset will not be realized.

Note 9 – Capital Stock

During the period September 1 to October 17, 2011, the Company entered into a series of private placement agreements with various investorsinvolving issuing units of securities at $0.30 per unit. Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stock purchase warrant with an exercise price of $0.60 each, expiring July 31, 2013. The private placement was oversubscribed and the Company accepted additional private placement funds. On October 17, 2011 the Company issued 1,275,337 units of the securities in consideration of funds received of $382,601.

On October 17, 2011, the Company issued a total of 522,900 shares of restricted common stock to certain consultants as compensation for services. The fair value of the stock was $0.51.  Based on the fair value of the common stock on the day of issuance, $20,462 was charged to consulting expense for the three months ended November 30, 2011, which was pro-rated for the six month period of the restriction.

On October 17, 2011, the Company issued 200,000 shares of common stock to a consulting firm for services to be provided. The fair value of the common stock on the day it was issued was $0.51 per share. Based on the fair value of the stock on the day of issuance, $8,046 less $200 contributed was charged to consulting, which was pro-rated for the six month period of the restriction.

On October 17, 2011, the Company issued 200,000 shares of common stock to a consulting firm for services to be provided. The fair value of the common stock on the day it was issued was $0.51 per share. Based on the fair value of the stock on the day of issuance, $20,988 was charged to consulting, which was pro-rated for the six month period of the restriction.

On November 10, 2011, the Company issued 3,350 units of securities at $0.30 per unit for $1,002 cash. Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stock purchase warrant with an exercise price of $0.60 each, expiring July 31, 2013.

On December 1, 2011, the Company issued 650,000 units of securities to seven investors at $0.30 per unit for $195,000 cash. Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stockpurchase warrant with an exercise price of $0.60 each, expiring July 31, 2013.

On December 1, 2011, a correction was made to a common stock certificate, reducing shares by 3,330.

On December 1, 2011, the Company issued 24,000units of securities to an investor at $0.25 per unitfor $6,000 cash. Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stockpurchase warrant with an exercise price of $0.60 each, expiring July 31, 2013.

On January 24, 2012, the Company issued 125,000 shares of common stock at the closing price of $0.60 per share for legal fees of $75,000.

On January 26, 2012, the Company issued 25,000 shares of common stock at the closing price of $0.60 per share for legal fees of $15,000.

On April 30, 2012, the Company issued 363,000 shares of common stock at the closing price of $0.34 per share for services by six providers.

On May 11, 2012 the Company issued 6,000,000 shares of common stock pursuant to an Asset Purchase Agreement for certain wind turbine assets including intangible assets the price of which was $1,500,000, representing a stock price of $0.25 per share.

On July 31, 3012, the Company issued 808,000 units of securities at $0.25 per unit for $202,000 cash. Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stock purchase warrant with an exercise price of $0.50 each, expiring July 31, 2014.

On July 31, 2012, the Company issued 100,000 shares of common stock at $0.12 per share for legal fees of $12,000.

On July 31, 2012 the Company issued 1,000,000 shares of common stock at $0.12 per share for contract services of $120,000.

On October 10, 2012 the Company issued 950,980 shares of common stock at 0.126 per share to St George Investments LLC for $120,000 pursuant to an investment agreement.

On November 28, 2012 the Company issued 200,000 shares of common stock at 0.25 per sharefor $50,000

As of November 30,2012, the Company was authorized to issue 650,000,000 shares of par value $0.0001 common stock, of which 88,369,086 shares of common stock were issued and outstanding.

Note 10 – Warrants

During the period September 1 to November 30, 2012, the Company entered a series of private placement agreements with various investors. (Refer to Note 9– Capital Stock).

Under the private placements, the Company issued 1,950,337 Units of securities for total cash proceeds of $584,603.

Shares Underlying Warrants Outstanding
Range of Exercise Price	Shares Underlying \Warrants Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Excecise Price
$0.50 ~ $0.60	5,491,536	1.17 years	$ 0.60

Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stock purchase warrant with an exercise price of $0.60 expiring July 31, 2013.

The following table is a summary of information about the warrants outstanding at February 29, 2012:

The following table is a summary of activity of outstanding stock warrants: .

	Number of Warrants	Weighted Average Exercise Price
Balance, August 31, 2012	-5,357,206-	0.58
Warrants expired	-0-	-0-
Warrants cancelled	-0-	-0-
Warrants Granted	5,491,536	0.6
Warrants exercised	-0-	-0-
Balance, November 30, 2011	10,484,742	$ 0.59

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders

Sauer Energy Inc.

Newbury Park, California

I have audited the accompanying consolidated balance sheets of Sauer Energy, Inc. as of August 31, 2011 and 2010 and the related statements of operations, deficit and cash flows for the years then ended, and for the period since inception, (August 7, 2008), to August 31, 2011. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion the financial statements referred to above present fairly, in all material respects, the financial position of Sauer Energy, Inc. as of August 31, 2011 and 2010 and the results of its operations, changes in stockholders’ deficit and cash flows for the years then ended, and for the period since inception, (August 7, 2008), to August 31, 2011 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As discussed in Note 3 to the financial statements, the Company has incurred significant losses and has no revenue. This raises substantive doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/ s / John Kinross-Kennedy

John Kinross-Kennedy

Certified Public Accountant

Irvine, California

November 25, 2011

SAUER ENERGY
(A Development Stage Enterprise)
Consolidated Balance Sheet

	August 31,	August 31,
	2012	2011
ASSETS
Current Assets
Cash	$ 46,955	$ 74,559
Inventory	1,000	-
	47,955	74,559

Property and Equipment, net	92,567	57,820

Other Assets
Intangible Assets	1,475,000	-
Security Deposit	14,000	-
		-
	1,489,000	-

Total Assets	$ 1,629,522	$ 132,379

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable and accrued liabilities	$ 7,487	$ 6,091
Stockholders' Loans	10,000	10,000
Total Current Liabilities	17,487	16,091

Stockholders' Equity
Common Stock, $0.0001 par value; authorized
650,000,000 shares; issued and outstanding
75,590,749 shares on August 31, 2011
87,218,106 shares on August 31, 2012	8,722	7,559
Share Subscription	-	63,910
Additional Paid-In Capital	4,956,254	1,684,124
Accumulated deficit during the development stage	(3,352,941)	(1,639,305)
Total Stockholders' Equity	1,612,035	116,288

Total Liabilities and Stockholders' Equity	$ 1,629,522	$ 132,379

The accompanying notes are an integral part of these consolidated audited financial statements

SAUER ENERGY, INC.
(A Development Stage Enterprise)
Statement of Operations
					From Inception
					(August 7 2008)
	For the Three Months Ended		For the Fiscal Year Ended		through
	August 31,		August 31,		August 31,
	2012	2011	2012	2011	2012

Revenue	$ -	$ -	$ -	$ -	$ -

General and Administrative Expenses
Professional fees	28,479	10,850	206,856	57,994	271,130
Consulting	604,379	34,921	705,203	-	794,678
Research & Development	160,924	123,829	541,505	274,640	822,320
Other	65,065	77,700	260,072	1,033,565	1,464,813
	858,847	247,300	1,713,636	1,366,199	3,352,941

(Loss) from operations	(858,847)	(247,300)	(1,713,636)	(1,366,199)	(3,352,941)

Other Income (expense)	-	-	-	-	-
(Loss) before taxes	(858,847)	(247,300)	(1,713,636)	(1,366,199)	(3,352,941)

Provision (credit) for taxes	-	-	-	-	-

Net (Loss)	$(858,847)	$(247,300)	$(1,713,636)	(1,366,199)	$ (3,352,941)

Basic earnings (loss) per common
share, basic and diluted:	$ (0.01)	$ (0.00)	$ (0.02)	$ (0.02)

Weighted average number of common
basic and diluted:	85,582,367	73,821,825	80,264,523	73,534,702

 The accompanying notes are an integral part of these consolidated audited financial statements

SAUER ENERGY, INC.
(A Development Stage Enterprise)
Statement of Stockholders' Equity
For the period from inception (August 7, 2008) to August 31, 2012
					Accumulated
					Deficit	Total
	Common Stock		Additional		during the	Shareholders'
	Number of		Paid-In	Shares	Development	Equity
	Shares	Amount	Capital	Subscriptions	Stage	(Deficit)
Inception: August 7, 2008	$ -	$ -	$ -		$ -	$ -
Shares issued for cash	500,000	500	12,000			12,500
Recapitalization	(499,675)	(500)	500			-
Development stage net (loss)					(45,541)	(45,541)
Balances August 31, 2008	325	$ -	$ 12,500		$ (45,541)	$ (33,041)
Shares issued for cash	138,937,175	13,894	(13,894)			-
Development stage net (loss)					(12,666)	(12,666)
Balances August 31, 2009	138,937,500	$ 13,894	$ (1,394)		$ (58,207)	$ (45,707)
Shares cancellation	(67,437,50)	(6,744)	6,744			-
Shares subscription for cash			157,200			157,200
Development stage net (loss)					(214,899)	(214,899)
Balances August 31, 2010	71,500,000	$ 7,150	$ 162,550		$ (273,106)	$ (103,406)
Shares issued for service fee	552,900	55	664,675			664,730
Shares subscriptions for cash				63,910		63,910
Shares issued for cash	3,537,849	354	856,899			857,253
Development stage net (loss)					(1,366,199)	(1,366,199)
Balances August 31, 2011	75,590,749	$ 7,559	$ 1,684,124	$ 63,910	(1,639,305)	$ 116,288
Shares subscriptions for cash				334,893		334,893
Shares issued for cash	1,275,357	128	382,473	(382,601)	-	-
Shares issued for services	522,000	52	266,168			266,220
Shares issued for services	200,000	20	102,180	(200)		102,000
Shares issued for services	535,000	53	272,797			272,850
Stock issued for cash	650,000	65	194,935			195,000
Corrected error in stock			1,002	(1,002)		-
Shares issued for cash	24,000	2	5,998			6,000
Shares issued for legal fees @$0.60	125,000	13	74,987			75,000
Shares issued for legal fees	25,000	3	14,997			15,000
Shares issued for services	363,000	36	123,384			123,420
Shares issued for intangibles
and equipment	6,000,000	600	1,499,400			1,500,000
Share subscriptions				180,000		180,000
Share subscriptions				7,000		7,000
Shares issued for cash	808,000	81	201,919	(202,000)		-
Shares issued for services	100,000	10	11,990			12,000
Shares issued for services	1,000,000	100	119,900			120,000
Net (loss) for the year					(1,713,636)	(1,713,636)
Balances at August 31, 2012	87,218,106	$ 8,722	$ 4,956,254	$ -	$ (3,352,941)	$ 1,612,035

The accompanying notes are an integral part of these consolidated audited financial statements

SAUER ENERGY, INC.
(A Development Stage Enterprise)
Consolidated Statement of Cash Flows
			Inception
			(August 7 2008)
	For the Year ended		through
	August 31,		August 31,
	2012	2011	2012
Cash flows from operating activities:
Net (loss)	$ (1,713,636)	$ (1,366,199)	$ (3,352,941)
Adjustments to reconcile net loss to
net cash provided (used) by operating activities:
Security Deposit	(14,000)		(14,000)
Depreciation	31,661	11,261	42,922
Director fees issued by shares		48,000	48,000
Investor relation fees issued by shares		180,000	180,000
Other services issued by shares	986,490	436,730	1,423,220
Changes in operating assets and liabilities:
Prepaid expense		10,000	-
Inventory	(1,000)		-
Accounts payable and accrued expenses	1,396	536	7,487
Net cash flows (used by) operating activities	(709,089)	(679,672)	(1,665,312)
Cash flows from investing activities:
Purchase and disposal of furniture and equipment	(41,408)	(69,081)	(110,489)
Acquisition of intangible assets
Net cash (used by) investing activities	(41,408)	(69,081)	(110,489)
Cash flows from financing activities:
Proceeds of loan		11,000	100,022
Repayment of loan		(100,022)	(100,022)
Proceeds from shareholders' loan		19,116	82,256
Payment on shareholders' loan		(72,256)	(72,256)
Proceeds from issuance of common stock	722,893	921,163	1,812,756
Net cash provided by financing activities	722,893	779,001	1,822,756

Net increase (decrease) in cash	(27,604)	30,248	46,955
Cash, beginning of the period	74,559	44,311	-
Cash, end of the period	$ 46,955	$ 74,559	$ 46,955

Supplemental cash flow disclosure:
Interest paid	$ -	$ -	$ -
Taxes paid	$ -	$ -	$ -

Non Cash Investing and Financing Activities:
Acquisition of intangible assets by shares	1,475,000		1,475,000
Acquisition of equipment by shares	25,000		25,000
	$ 1,500,000		$ 1,500,000

The accompanying notes are an integral part of these consolidated audited financial statements

SAUER ENERGY, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

AUGUST 31, 2012

NOTE 1

ORGANIZATION AND NATURE OF OPERATIONS

Organization

Sauer Energy, Inc. was incorporated in California on August 7, 2008. The Company was incorporated to develop and market wind power electric generators.

Current Business of the Company

On July 25, 2010,the Company executed a plan of reorganization with BCO Hydrocarbon Ltd., a Nevada exploration stage enterprise, in which Sauer Energy Inc. became a subsidiary of BCO.  BCO changed its name to Sauer Energy, Inc.

The Company leases warehouse/office facilities in Camarillo, California, in which the Company develops wind power technology.  A production prototype of a vertical axis wind turbine (“VAWT”) has been developed.  Its compact size is aimed at the small business and home market. The company is focused on plans to manufacture and distribute the product.  In May, 2012, the acquisition of the entire assets of a wind turbine company addedtwo more wind turbine models to the Company, together with patents and a distribution network.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted August 31 as the fiscal year-end.

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification)

820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-

Level 1:  Quoted prices in active markets for identical assets or liabilities.

-

Level 2:  Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial instruments as of August 31, 2012, reflect

-

Cash:  Level One measurement based on bank reporting.

-

Loans from Officers and related parties: Level 2 based on promissory notes.

Federal income taxes

The Company utilizes FASB ACS 740, “Income Taxes”, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. .  A valuation allowance is recorded when, in the opinion of management, it is “more likely-than-not” that a deferred tax asset will not be realized. The Company generated a deferred tax credit through net operating loss carry-forward.  A valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ASC accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Research and development costs - The Company expenses costs of research and development cost as incurred.

Advertising and marketing expenses for the fiscal years ended August 31, 2012 and 2011 were $11,325 and $76,836 respectively.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation and ASC 505, Equity Based Payments to Non-Employees, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options.

ASC 718 requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model as its method of determining fair value. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Basic and Diluted Earnings (Loss) Per Share –

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. The Company has potentially dilutive securities outstanding consisting of warrants to purchase common stock, (see Note 10).  However their exercise would be anti-dilutive, since the Company is in a loss position, and they are not counted in the calculation of loss per share.

Development Stage Company - The Company is considered a development stage company, with no operating revenues during the periods presented, as defined by FASB Accounting Standards Codification ASC 915. ACS 915 requires companies to report their operations, shareholders’ deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things. Management has defined inception as August 7, 2008. Since inception, the Company has incurred an operating loss of $3,352,941. The Company’s working capital has been generated through advances from the principal of the Company and solicitation of subscriptions. Management has provided financial data since August 7, 2008 in the financial statements, as a means to provide readers of the Company’s financial information to be able to make informed investment decisions.

Recent Accounting Pronouncements

Fair Value—In May 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs." The amendments in this update generally represent clarifications of Topic 820, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. This update results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and IFRS. The amendments in this update are to be applied prospectively. The amendments are effective for interim and annual periods beginning after December 15, 2011. Early application is not permitted. The Company does not expect this guidance to have a significant impact on its consolidated financial position, results of operations or cash flows.

Comprehensive Income —In June 2011, the FASB issued ASU No. 2011-05, "Presentation of Comprehensive Income." This update was amended in December 2011 by ASU No. 2011-12, "Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05." This update defers only those changes in update 2011-05 that relate to the presentation of reclassification adjustments. All other requirements in update 2011-05 are not affected by this update, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. ASU No. 2011-05 and 2011-12 are effective for fiscal years (including interim periods) beginning after December 15, 2011. The Company does not expect this guidance to have a significant impact on its consolidated financial position, results of operations or cash flows.

Offsetting Assets and Liabilities—In December 2011, the FASB issued ASU No. 2011-11, "Disclosures about Offsetting Assets and Liabilities." The amendments in this update require enhanced disclosures around financial instruments and derivative instruments that are either (1) offset in accordance with either ASC 210-20-45 or ASC 815-10-45 or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in accordance with either ASC 210-20-45 or ASC 815-10-45. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. The amendments are effective during interim and annual periods beginning on or after January 1, 2013. The Company does not expect this guidance to have any impact on its consolidated financial position, results of operations or cash flows.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies.  Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

Note 3 – Going Concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has accumulated a deficit of $3,352,941 as of August 31, 2012.

In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management plans to raise additional capital through the sale of stock to pursue business development activities.

Note 4 – Property and Equipment

Property and Equipment consisted of the following at August 31, 2012 and August 31, 2011:

	2012	2011
Computer and equipment	$ 132,489	$ 69,081
Truck	3,000	-
Less accumulated depreciation/amortization	(42,922)	(11,261)
Property and equipment, net	$ 92,567	$ 57,820

Note 5 – Asset Purchase

On May 11, 2012, the Company entered into an Asset Purchase Agreementwith St. George Investments LLC, an Illinois limited liability company, to acquire certain assets in foreclosure for 6,000,000 common shares.  The assets were formerly owned by Helix Wind, Inc., a Nevada corporation in the same business as the Company.  The assets and agreed prices were:

Tangible Assets
Equipment	$ 23,000
Supplies	$ 1,000
Inventory	$ 1,000
$ 25,000

Intangible Assets
Goodwill	$ 5,000
Intellectual Property (10 patents, 2 trademarks, network
systems, wind turbine monitoring system, URL)	$ 1,467,500
Restrictive Covenant	$ 2,500
$ 1,475,000

Note 6 – Related Party Transactions:

A shareholder of the Company advanced $10,000 to the Company in the prior year ended August 31, 2012.  The balance of the loan was $10,000 at August 31, 2012. The loan carries no interest, is unsecured, has no maturity date and is payable upon demand.

Note 7 – Commitments and Contingencies:

On August 17, 2012, the Company leased a 10,410 square foot “industrial condominium”  in Camarillo, California, for three years for monthly lease payments of $7,000 per month. There are no common area costs. All company operations are concentrated at the site.

 Lease Commitments – following five fiscal years:

Fiscal year ended

August 31,

2012	$ 84,200
2013	84,200
2014	80,161
$248,161

Starting on July 25, 2010, the Company entered into a series of private placement agreements with various investors. The arrangement involved issuing 800,000 units of securities at $0.25 per unit for a total amount of $200,000. Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stock purchase warrant expiring July 31, 2012 with an exercise price of $0.50 each. The private placement was oversubscribed and the Company accepted additional private placement funds. As at August 31, 2011, the Company had issued 938,000 units of the securities in consideration of funds received of $234,500.

Starting on January 1, 2011, the Company entered into a series of private placement agreements with various investors. The arrangement involved issuing 666,667 units of securities at $0.30 per unit for a total amount of $200,000. Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stock purchase warrant expiring July 31, 2013 with an exercise price of $0.60 each. The private placement was oversubscribed and the Company accepted additional private placement funds. As at August 31, 2011, the Company had issued 2,599,849 units of the securities in consideration of funds received of $779,955.

During the fiscal year ended August 31, 2011, the Company issued 150,000 shares of common stock to an investor relations firm for services to be provided under contract. The fair value of the common stock on the day it was issued was $1.20 per share. Based on the fair value of the stock on the day of issuance, $180,000 was charged to investor relations expenses.  A further 1,000,000 shares were issued to the firm in the fiscal year ended August 31, 2012. The fair value of the common stock on the day it was issued was $0.12  per share. Based on the fair value of the stock on the day of issuance, $120,000 was charged to investor relations expenses.  The contract with the firm was cancelled in August, 2012.

During the period September 1, to October 17, 2011, the Company entered into a series of private placement agreements with various investors involving issuing units of securities at $0.30 per unit. Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stock purchase warrant with an exercise price of $0.60 each, expiring July 31, 2013. The private placement was oversubscribed and the Company accepted additional private placement funds. On October 17, 2011 the Company issued 1,275,337 units of the securities in consideration of funds received of $382,601.

On December 1, 2011, the Company issued 650,000 units of securities to seven investors at $0.30 per unit for $195,000 cash, pursuant to a private placement agreement. Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stock purchase warrant with an exercise price of $0.60 each, expiring July 31, 2013.

On December 1, 2011, the Company issued 24,000 units of securities to an investor at $0.25 per unit for $6,000 cash pursuant to a private placement agreement.  Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stock purchase warrant with an exercise price of $0.60 each, expiring July 31, 2013.

On July 31, 3012, the Company issued 808,000 units of securities at $0.25 per unit for $202,000 cash pursuant to a private placement agreement. Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stock purchase warrant with an exercise price of $0.50 each, expiring March 31, 2014.

Note 8 - Federal income tax:

No provision was made for federal income tax, since the Company had a significant net operating loss. Net operating loss carryforwards may be used to reduce taxable income through the year 2030. The availability of the Company’s net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock,  unless the same or similar business is carried on. The net operating loss carryforward for federal and state income tax purposes was approximately $3,353,941, which will  expire in 2028 through 2032 if not utilized.

No provision was made for federal income tax, since the Company had an operating loss and has accumulated net operating loss carryforwards.

The Company generated a deferred tax credit of $1,270,500 through net operating loss carryforward, an increase of $686,500 in the fiscal year ended August 31, 2012.  The Company recorded a 100% valuation allowance for the deferred tax asset since it is more likely than not that some part or all of the deferred tax asset will not be realized.

Note 9 – Capital Stock

Starting on July 25, 2010, the Company entered into a series of private placement agreements with various investors. The arrangement involved issuing 800,000 units of securities at $0.25 per unit for a total amount of $200,000. Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stock purchase warrant expiring July 31, 2012 with an exercise price of $0.50 each. The private placement was oversubscribed and the Company accepted additional private placement funds. As of August 31, 2011, the Company issued 938,000 units of the securities in consideration of funds received of $234,500.

Starting on January 1, 2011, the Company entered into a series of private placement agreements with various investors. The arrangement involved issuing 666,667 units of securities at $0.30 per unit for a total amount of $200,000. Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stock purchase warrant expiring July 31, 2013 with an exercise price of $0.60 each. The private placement was oversubscribed and the Company accepted additional private placement funds. As of August 31, 2011, the Company issued 2,599,849 units of the securities in consideration of funds received of $779,955.

During the fiscal year ended August 31, 2011, the Company issued a total of 362,900 shares of common stock to certain consultants as compensation for services. The range of fair value of the stock was $0.75 ~ $1.55. Based on the fair value of the common stock on the day of issuance, $436,730 was charged to consulting expenses.

During the fiscal year ended August 31, 2011, the Company issued 150,000 shares of common stock to an investor relations firm for services to be provided. The fair value of the common stock on the day it was issued was $1.20 per share. Based on the fair value of the stock on the day of issuance, $180,000 was charged to investor relations expenses.

During the fiscal year ended August 31, 2011, the Company issued 40,000 shares of common stock as directors’ fees to certain directors of the Company. The fair value of the common stock on the day it was issued was $1.20 per share. Based on the fair value of the common stock on the date of issuance, $48,000 was charged to director fees.

During the period September 1 to October 17, 2011, the Company entered into a series of private placement agreements with various investors involving issuing units of securities at $0.30 per unit. Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stock purchase warrant with an exercise price of $0.60 each, expiring July 31, 2013. The private placement was oversubscribed and the Company accepted additional private placement funds. On October 17, 2011 the Company issued 1,275,337 units of the securities in consideration of funds received of $382,601.

On October 17, 2011, the Company issued a total of 522,900 shares of restricted common stock to certain consultants as compensation for services. The fair value of the stock was $0.51.  Based on the fair value of the common stock on the day of issuance, $266,220 was charged to consulting expense.

On October 17, 2011, the Company issued 200,000 shares of common stock to a consulting firm for services to be provided. The fair value of the common stock on the day it was issued was $0.51 per share. Based on the fair value of the stock on the day of issuance, $102,000 less $200 contributed was charged to consulting expense.

On October 17, 2011, the Company issued a total of 535,000 shares of restricted common stock to certain consultants as compensation for services. The fair value of the stock was $0.51.  Based on the fair value of the common stock on the day of issuance, $272,850 was charged to consulting expense.

On December 1, 2011, the Company issued 650,000 units of securities to seven investors at $0.30 per unit for $195,000 cash. Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stock purchase warrant with an exercise price of $0.60 each, expiring July 31, 2013.

On December 1, 2011, the Company issued 24,000 units of securities to an investor at $0.25 per unit for $6,000 cash. Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stock purchase warrant with an exercise price of $0.60 each, expiring July 31, 2014.

On January 24, 2012, the Company issued 125,000 shares of common stock at the closing price of $0.60 per share for legal fees of $75,000.

On January 26, 2012, the Company issued 25,000 shares of common stock at the closing price of $0.60 per share for legal fees of $15,000.

On April 30, 2012, the Company issued 363,000 shares of common stock at the closing price of $0.34 per share for services by six providers.  An expense of $123,420 was recorded.

On May 11, 2012 the Company issued 6,000,000 shares of common stock pursuant to an Asset Purchase Agreement for certain wind turbine assets at the agreed price of $0.25 per share, including intangible assets. The fair market value of the assets was recorded, $1,500,000.

On July 31, 3012, the Company issued 808,000 units of securities at $0.25 per unit for $202,000 cash. Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stock purchase warrant with an exercise price of $0.50 each, expiring July 31, 2014.

On July 31, 2012, the Company issued 100,000 shares of common stock at $0.12 per share for legal fees of $12,000.

On July 31, 2012 the Company issued 1,000,000 shares of common stock at $0.12 per share for contract services of $120,000.

Note 10 – Warrants

During the fiscal year ended August 31, 2012, the Company entered a series of private placement agreements with various investors. (Refer to Note 9 – Capital Stock).

Under the private placements, the Company issued 2,757,357 Units of securities for total cash proceeds of $722,893.  Each unit consisted of one (1) share of common stock, par value $0.0001 per share and one (1) common stock purchase warrant with an exercise price ranging from $0.50 to $0.60 and expiring July 31, 2013 to July 31, 2014.

The following table is a summary of information about the warrants outstanding at August 31, 2012:

Shares Underlying Warrants Outstanding
Range of Exercise Price	Shares Underlying \Warrants Outstanding	Weighted Average Remaining Contractual Life	Weighted Average
			Exercise Price
$0.50 - $0.60	5,357,206	1.07 years	0.58

The following table is a summary of activity of outstanding stock warrants:

	Number of Warrants	Weighted Average Exercise Price
Balance, August 31, 2011	3,537,849	0.57
Warrants expired	(938,000)	0.5
Warrants cancelled	-	0
Warrants Granted	2,757,357	0.57
Warrants exercised	-	0
Balance, August 31, 2012	5,357,206	0.58

NOTE 11

CONTINGENCIES, LITIGATION

There were no loss contingencies or legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

NOTE 12        SUBSEQUENT EVENTS

 Events subsequent to August 31, 2012 have been evaluated through November 12, 2012, the date these statements were available to be issued, to determine whether they should be disclosed to keep the financial statements from being misleading.  Management found no subsequent events to be disclosed.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee

$

323.43

Accounting fees and expenses

        5,000.00

Legal fees and expenses

      10,000.00*

Printing and related expenses

        1,000.00

Transfer agent fees and expenses

        1,000.00

Miscellaneous

676.57

Total

$    18,000.00

*In addition to the cash fee indicated above, we issued Mr. Hariton 100,000 shares of common stock.

ITEM 14.INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Nevada Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Nevada law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’

duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

There have been three private offerings in the past three years.

For Fiscal Year ended 2011, a total of 3,537,849 shares were sold.  Of that, 938,000 shares were sold at $.25 in the first private offering.  In the second private placement, 2,599,849 shares were sold at $.30.

For Fiscal Year ended 2012, 2,757,357 shares were sold in private placements.  Of that, 1,925,357 shares were sold under at $.30 and 832,000 shares were in a third private placement $.25.

All shares sold at $.25 carried 1 for 1 warrants at $.50.  All shares sold at $.30 carried 1 for 1 warrants at $.60.

A total of 6,295,206 shares were issued pursuant to the three offerings.

The warrants from the 938,000 shares, at $.50, from the first private placement expired on July 31, 2012.

Of the remaining 5,357,206 warrants, 4,525,206, at $.60 from the second private placement will expire on July 31, 2013.

The remaining 832,000warrants, at $.50, from the third private placement, will expire on July 31, 2014.

The private placements were made in accordance with Regulation D under the Securities Act to investors who acknowledged that they were accredited investors and who agreed that an appropriate legend could be placed on their shares and, accordingly, were exempt from registration.

As of December 14, 2012, in connection with the Equity Credit Agreement we issued 1,479,963 shares of our common stock to Eclipse as a portion of its commitment fee. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

ITEM 16. EXHIBITS

Exhibit No.                                           Description

3.1         Articles of Incorporation.  Incorporated by reference to the Exhibits attached to the Company's Form S-1 filed with the SEC on October 30, 2008

3.2

Bylaws.  Incorporated by reference to the Exhibits attached to the Company's Form S-1 filed with the SEC on October 30, 2008

3.3

Articles of Amendment to the Articles of Incorporation filed with the Secretary of State of Nevada on October 15, 2010 Incorporated by reference to the like numbered exhibit to the Company’s Annual Report on Form 10-K for the year ended August 31, 2010.

4.1

Specimen Stock Certificate.  To be filed by amendment.

5.1        Opinion of Frank J. Hariton.  To be filed by amendment

10.1

Farm-In Agreement dated August 29, 2008, between Unitech Energy Resources Inc. and BCO Hydrocarbon Ltd.  Incorporated by reference to the Exhibits attached to the Company's Form S-1 filed with the SEC on October 30, 2008

10.2

Agreement and Plan of Reorganization, dated June 23, 2010, by and among the Registrant, Dieter R. Sauer, Jr., and Malcolm Albery.  Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed June 25, 2010.

10.3        Lease, dated August 20, 2012, between Erik J. Eppink and Sauer Energy, Inc. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on September 12, 2012)

10.4        Equity Credit Agreement, dated as of December 14, 2012, by and between Eclipse Advisors, LLC and Sauer Energy, Inc.  (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on January 4, 2013).

10.5

Registration Rights Agreement, dated as of December 14, 2012, by and between Eclipse Advisors, LLC and Sauer Energy, Inc.  (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on January 4, 2013).

10.6

Promissory Note between the Registrant and JMJ Financial, dated November 12, 2012. (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the SEC on January 4, 2013).

22.1         Subsidiaries of the Registrant. None

23.1	Consent of Independent Registered Public Accounting Firm – John Kinross-Kennedy
23.2	Consent of Frank J. Hariton, Esq. (incuded in exhibit 5.1)

ITEM 17. UNDERTAKINGS

A. Rule 415 Offering The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. (iii) To include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter); (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. B. Request for Acceleration of Effective Date Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Camarrilo, state of California on February 25, 2013.

Sauer Energy, Inc.
By	/s/ Dieter R. Sauer, Jr.
Dieter R. Sauer, Jr., President and CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dieter R. Sauer, Jr.	CEO and President	2/25/13
Dieter R. Sauer, Jr.	(Principal Executive Financial and Accounting Officer)
/s/ Jeff Massey	Director	2/25/13
Jeff Massey
/s/ Zohreh Hashemi	Director	2/25/13
Zohreh Hashemi